Filed Pursuant to Rule 424(b)(5)
Registration No. 333-289056

Prospectus Supplement
(to Prospectus dated July 31, 2025)

Akari Therapeutics, PLC

10,043,774 American Depositary Shares Representing 20,087,548,000 Ordinary Shares

Akari Therapeutics, PLC (the “Company” or “we” or “our” or “us”) is offering (“Offering”) to certain investors (the “investors”) 10,043,774 American Depository Shares (the “ADSs”), each representing 2,000 ordinary shares, par value $0.000000005 per share, at an offering price of $0.3883 per ADS in a registered direct offering pursuant to this prospectus supplement and the accompanying prospectus and a securities purchase agreement dated as of December 16, 2025 (the “RDO Securities Purchase Agreement”), by and among us and the investors.

In a concurrent private placement (the “Investor PIPE”), we are also issuing to the investors in the Offering, accompanying Series G warrants (the “Series G Warrants”) to purchase 10,043,774 ADSs. The Series G Warrants are exercisable commencing on the effective date (the “Shareholder Approval Date”) of shareholder approval of the issuance of the ADSs issuable upon exercise of the Series G Warrants (the “Shareholder Approval”) for a term of five years from the initial exercise date and have an exercise price of $0.3883 per ADS. The Series G Warrants and the ADSs issuable upon the exercise of the Series G Warrants (the “Series G Warrant ADSs”) are not being registered under the Securities Act of 1933, as amended (the “Securities Act”), and are not being offered pursuant to this prospectus supplement and the accompanying prospectus. The Series G Warrants and Series G Warrant ADSs are being offered pursuant to the exemption provided in Section 4(a)(2) under the Securities Act and Regulation D promulgated thereunder.

Our ADSs are listed on the Nasdaq Capital Market under the symbol “AKTX.”  On December 15, 2025, the last reported sale price of our ADSs was $0.411 per ADS.

The aggregate market value of our outstanding ADSs held by non-affiliates as of the date of this prospectus supplement was approximately $19,463,014, based on 35,767,576 ADSs outstanding, approximately 23,866,357 of which were held by non-affiliates, and a per ADS price of $0.8155 based on the closing sale price of our ADSs on November 4, 2025. We previously sold $2,500,000 of securities pursuant to General Instructions I.B.6 of Form S-3 during the prior 12 calendar month period that ends on, and includes, the date of this prospectus supplement. Pursuant to General Instruction I.B.6 of Form S-3, in no event will we sell securities registered on this registration statement in a public primary offering with a value exceeding more than one-third of our public float in any 12-month period so long as our public float remains below $75,000,000, or the Baby Shelf Limitation.

Investing in our securities involves a high degree of risk. You should carefully review the risks and uncertainties described under the heading “Risk Factors” beginning on page S-5 of this prospectus supplement, the accompanying prospectus and under similar headings in the other documents that are incorporated by reference into this prospectus supplement and accompanying prospectus.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus supplement or the accompanying prospectus. Any representation to the contrary is a criminal offense.

We have engaged Ladenburg Thalmann & Co. Inc. (the “placement agent”) to act as our exclusive placement agent in connection with this offering. The placement agent is not purchasing or selling any of the securities we are offering. This offering is being conducted on a “best efforts” basis and the placement agent has no obligation to arrange for the purchase or sale of any specific number or dollar amount of securities. We have agreed to pay the placement agent the placement agent fees set forth in the table below. Since we will deliver the securities to be issued in this offering upon our receipt of investor funds, there is no arrangement for funds to be received in escrow, trust or similar arrangement. There is no minimum offering requirement as a condition of closing of this offering. Further, any proceeds from the sale of securities offered by us will be available for our immediate use, despite uncertainty about whether we would be able to use such funds to effectively implement our business plan. See the section titled “Risk Factors” for more information. We will bear all costs associated with this offering. See “Plan of Distribution” for additional information regarding these arrangements.

	Per ADS and accompanying Series G Warrant	Total
Public offering price	$0.3883	$3,899,997
Placement agent fees (1)	$0.0311	$312,000
Proceeds, before expenses, to the Company(2)	$0.3572	$3,587,997

(1)	We have agreed to (i) pay the placement agent a cash fee equal to 8.0% of the aggregate gross proceeds, (ii) reimburse the placement agent for certain of its expenses and (iii) issue to the placement agent, or its designees, warrants to purchase a number of our ADSs equal to 4.0% of the number of ADSs sold in this offering, at an exercise price of $0.48538 per ADS (the “Placement Agent Warrants”). See “Plan of Distribution” for additional information and a complete description of the compensation payable to the placement agent.

(2)	The amount of the offering proceeds to us, presented in this table, does not give effect to the proceeds from the exercise of any of the Series G Warrants or any of the Placement Agent Warrants.

The delivery to purchasers of the securities being offered pursuant to this prospectus supplement and the accompanying prospectus is expected to be made on or about December 17, 2025, subject to satisfaction of certain customary closing conditions.

Placement Agent

Ladenburg Thalmann

The date of this prospectus supplement is December 16, 2025

TABLE OF CONTENTS

PROSPECTUS SUPPLEMENT

PROSPECTUS

i

ABOUT THIS PROSPECTUS SUPPLEMENT

This prospectus supplement and the accompanying prospectus are part of a registration statement on Form S-3 (Registration No. 333-289056) that we filed with the U.S. Securities and Exchange Commission (the “SEC”) utilizing a “shelf” registration process. This document is in two parts. The first part is this prospectus supplement, which describes the specific terms of this ADS offering and adds to, and updates information contained in the accompanying prospectus and the documents incorporated by reference herein. The second part, the accompanying prospectus, provides more general information. Generally, when we refer to this prospectus, we are referring to both parts of this document combined. To the extent there is a conflict between the information contained in this prospectus supplement and the information contained in the accompanying prospectus or any document incorporated by reference therein filed prior to the date of this prospectus supplement, you should rely on the information in this prospectus supplement; provided that if any statement in one of these documents is inconsistent with a statement in another document having a later date—for example, a document incorporated by reference in the accompanying prospectus—the statement in the document having the later date modifies or supersedes the earlier statement.

If information in this prospectus supplement is inconsistent with the accompanying prospectus or the information incorporated by reference with an earlier date, you should rely on this prospectus supplement. This prospectus supplement, together with the accompanying prospectus, the documents incorporated by reference into this prospectus supplement and the accompanying prospectus and any free writing prospectus we have authorized for use in connection with this offering, include all material information relating to this offering. We have not, and the placement agent has not, authorized anyone to provide you with different or additional information and you must not rely on any unauthorized information or representations.

You should assume that the information appearing in this prospectus supplement, the accompanying prospectus, the documents incorporated by reference in this prospectus supplement and the accompanying prospectus and any free writing prospectus we have authorized for use in connection with this offering is accurate only as of the respective dates of those documents. Our business, financial condition, results of operations and prospects may have changed since those dates. You should carefully read this prospectus supplement, the accompanying prospectus and the information and documents incorporated herein by reference herein and therein, as well as any free writing prospectus we have authorized for use in connection with this offering, before making an investment decision. See “Incorporation of Certain Documents by Reference” and “Where You Can Find More Information” in this prospectus supplement and in the accompanying prospectus.

This prospectus supplement and the accompanying prospectus contain summaries of certain provisions contained in some of the documents described herein, but reference is made to the actual documents for complete information. All of the summaries are qualified in their entirety by the full text of the actual documents, some of which have been filed or will be filed and incorporated by reference herein. See “Where You Can Find More Information” in this prospectus supplement. We further note that the representations, warranties and covenants made by us in any agreement that is filed as an exhibit to any document that is incorporated by reference into this prospectus supplement or the accompanying prospectus were made solely for the benefit of the parties to such agreement, including, in some cases, for the purpose of allocating risk among the parties to such agreements, and should not be deemed to be a representation, warranty or covenant to you. Moreover, such representations, warranties or covenants were accurate only as of the date when made. Accordingly, such representations, warranties and covenants should not be relied on as accurately representing the current state of our affairs.

This prospectus supplement and the accompanying prospectus contain and incorporate by reference certain market data and industry statistics and forecasts that are based on independent industry publications and other publicly available information. Although we believe these sources are reliable, estimates as they relate to projections involve numerous assumptions, are subject to risks and uncertainties, and are subject to change based on various factors, including those discussed under “Risk Factors” in this prospectus supplement and the accompanying prospectus and under similar headings in the documents incorporated by reference herein and therein. Accordingly, investors should not place undue reliance on this information.

This prospectus supplement and the accompanying prospectus are an offer to sell only the securities offered hereby, but only under circumstances and in jurisdictions where it is lawful to do so. We are not making offers to sell or solicitations to buy our ADSs in any jurisdiction in which an offer or solicitation is not authorized or in which the person making that offer or solicitation is not qualified to do so or to anyone to whom it is unlawful to make an offer or solicitation.

Unless otherwise stated or the context requires otherwise, all references in this prospectus supplement to the “Company,” “we,” “us,” “our”, “Akari” refer to Akari Therapeutics, Plc, a public company with limited liability incorporated under the laws of England and Wales. References to “you” refer to a prospective investor.

S-1

PROSPECTUS SUMMARY

This summary highlights information contained elsewhere in this prospectus supplement, the accompanying prospectus and the documents incorporated by reference herein and therein. This summary does not contain all of the information that you should consider before deciding to invest in our securities. You should read this entire prospectus supplement and the accompanying prospectus carefully, including the section titled “Risk Factors” herein, as well as the information set forth under “Management’s Discussion and Analysis of Our Financial Condition and Results of Operations” and our financial statements and the related notes thereto and the other information, in each case incorporated by reference into this prospectus supplement and the accompanying prospectus, before making an investment decision.

Overview

We are an oncology company developing next-generation antibody-drug conjugates (“ADCs”) designed around novel proprietary cancer-killing toxins (“payloads”). We believe these novel payloads may have the potential to transform the efficacy and safety outcomes of ADCs as cancer therapies beyond options that are currently available or in development.

ADCs are a class of cancer therapies that combine the precision targeting of antibodies with payload toxins that attack cancer cells. To date, innovation in the field of ADC therapies has focused primarily on the development of novel antibodies linked to existing classes of payload toxins. For example, there is a range of approved ADCs with antibodies that target the Her2, Trop2, CD19, CD22, CD30, Nectin-4, Tissue Factor, and Folate Receptor alpha antibodies. But there is a surprising lack of diversity in the payload toxins to which those antibodies are linked, as all of these marketed products, and more than 90% of ADCs in late-stage clinical development of which we are aware, utilize payloads from just two standard classes: (1) microtubule inhibitors or (2) DNA-damaging agents such as topoisomerase I inhibitors.

Our differentiated ADC discovery and development platform (our “ADC Platform”) enables us to generate a range of ADC product candidates that pair our novel payloads with biologically validated antibody targets prevalent in cancer tumors. We believe that our focus on the development of ADCs that utilize our novel payloads may allow us to develop ADCs with benefits that include:

●	more effective cancer-killing properties, or cytotoxicity;

●	generation of greater numbers of neoepitopes than currently available ADCs, leading to activation of both B-cells and T-cells in the tumor microenvironment to generate an immune response that has the potential to continue to kill cancer cells in the tumor microenvironment and throughout the body;

●	ability to be used in combination with checkpoint inhibitors to potentially deliver synergistic efficacy results (more than additive);

●	sustained duration of response of tumor regression or elimination;

●	reduced tumor resistance; and

●	improved safety and tolerability relative to ADCs that are currently available.

Our lead product candidate is AKTX-101, a preclinical stage Trop2-targeting ADC that combines PH1 with the Trop2 antibody, which is expressed in the highest number of solid tumor cancer types, including lung, breast, colon and prostate. We aim to establish AKTX-101 as a best-in-class Trop2-targeting ADC for the treatment of a variety of solid tumors.

We acquired the ADC Platform in connection with the acquisition of Peak Bio (the “Merger”) in November 2024. Prior to that time, we were primarily focused on advancing our former lead product candidates nomacopan and PAS-nomacopan (longer-acting nomacopan that is PASylated). Since the closing of the Merger, we have focused substantially all of our efforts on the development of ADCs and our ADC Platform. We have suspended further internal development of our legacy programs, nomacopan and PAS-nomacopan, and intend to seek strategic partners to advance their development externally. For our PHP-303 program, a program that Peak Bio had advanced prior to the closing of the Merger, we intend to seek strategic partners for it as well to further its development externally.

S-2

Our activities since inception have consisted of performing research and development activities and raising capital.

We do not have any products available for commercial sale, and we have not generated any product revenue from our portfolio of product candidates or other sources. Our ability to generate revenue sufficient to achieve profitability, if ever, will depend on the successful development and eventual commercialization of our potential therapies, which we expect, if it ever occurs, will take a number of years. The research and development efforts require significant amounts of additional capital and adequate personnel infrastructure. There can be no assurance that our research and development activities will be successfully completed, or that our potential therapies will be commercially viable.

Recent Developments

Private Placement of Warrants

In a private placement (the “Insiders PIPE”) pursuant to a securities purchase agreement dated as of December 16, 2025 (the “PIPE Securities Purchase Agreement”, and, with the RDO Securities Purchase Agreement, the “Securities Purchase Agreements”), we are issuing to certain directors and officers of the Company unregistered pre-funded warrants (“Pre-Funded Warrants”, and, with the Series G Warrants, the “Warrants”) to purchase an aggregate of 2,563,713 ADSs at an offering price of $0.4041 per Pre-Funded Warrant and accompanying Series G Warrants to purchase an aggregate of 2,563,713 ADSs. The unregistered Pre-Funded Warrants have an exercise price of $0.00001 per ADS, will be immediately exercisable upon Shareholder Approval, and will not expire until fully exercised. The exercise price and number of ADSs issuable upon exercise is subject to appropriate adjustment in the event of dividends, stock splits, reorganizations or similar events affecting ordinary shares and the exercise price. Subject to limited exceptions, each holder of Pre-Funded Warrants will not have the right to exercise any portion of its Pre-Funded Warrants if such holder, together with its affiliates, would beneficially own in excess of 9.99% of the number of our ordinary shares outstanding immediately after giving effect to such exercise. The Pre-Funded Warrants and the ADSs issuable upon the exercise of the Pre-Funded Warrants (the “Pre-Funded Warrant ADSs”, and, with the Series G Warrant ADSs, the “Warrant ADSs”) are not being registered under the Securities Act of 1933, and are not being offered pursuant to this prospectus supplement and the accompanying prospectus. The Pre-Funded Warrants and Pre-Funded Warrant ADSs are being offered pursuant to the exemption provided in Section 4(a)(2) under the Securities Act and Regulation D promulgated thereunder.

20% OID Note Exchange

On December 16, 2025, we entered into privately negotiated exchange agreements (each, an “Exchange Agreement”) with a holders of our existing unsecured promissory notes due August 13, 2026 (the “2026 Notes”), to exchange (the “Note Exchange”) approximately $3.8 million principal amount of the 2026 Notes for (i) Pre-Funded Warrants to purchase up to an aggregate of 9,502,703 ADSs and (ii) unregistered note exchange warrants to purchase up to an aggregate of 9,502,703 ADSs (“Note Exchange Warrants”).

The Pre-Funded Warrants have an exercise price of $0.00001 per ADS, subject to certain adjustments, and are exercisable on the date of Shareholder Approval and will terminate once the Pre-Funded Warrants are fully exercised. The exercise price and number of ADSs issuable upon exercise is subject to appropriate adjustment in the event of dividends, stock splits, reorganizations or similar events affecting ordinary shares and the exercise price. Subject to limited exceptions, each holder of Pre-Funded Warrants will not have the right to exercise any portion of its Pre-Funded Warrants if such holder, together with its affiliates, would beneficially own in excess of 9.99% of the number of our ordinary shares outstanding immediately after giving effect to such exercise.

The Note Exchange Warrants are exercisable commencing on the Shareholder Approval Date for a term of five years from the initial exercise date and will have an exercise price of $0.3883 per ADS. The exercise price and number of ADSs issuable upon exercise is subject to appropriate adjustment in the event of dividends, stock splits, reorganizations or similar events affecting ordinary shares and the exercise price. Subject to limited exceptions, each holder of Note Exchange Warrants will not have the right to exercise any portion of its Note Exchange Warrants if such holder, together with its affiliates, would beneficially own in excess of 9.99% of the number of our ordinary shares outstanding immediately after giving effect to such exercise.

Company Information

Our principal office is located at 401 E Jackson St, Suite 3300, Tampa, FL 33602, and our telephone number is (929) 274-7510. Our website address is www.akaritx.com. The information contained on, or accessible through, our website is not incorporated by reference into this prospectus, and you should not consider any information contained in, or that can be accessed through, our website as part of this prospectus or in deciding whether to purchase our securities.

S-3

THE OFFERING

Shares Offered	10,043,774 ADSs, representing 20,087,548,000 ordinary shares.

Concurrent Private Placement

In a concurrent private placement, we are also issuing to the investors in the Offering, accompanying Series G warrants to purchase up to 10,043,774 ADSs. The Series G Warrants are exercisable commencing on the Shareholder Approval Date for a term of five years from the initial exercise date and have an exercise price of $0.3883 per ADS.

The Series G Warrants and the Series G Warrant ADSs are being offered pursuant to the exemption provided in Section 4(a)(2) under the Securities Act and Regulation D promulgated thereunder.

We will receive proceeds from the concurrent private placement solely to the extent that the Series G Warrants are exercised for cash.

There is no established public trading market for the Series G Warrants being issued in the concurrent private placement, and we do not expect a market to develop. We do not intend to apply for listing of the Series G Warrants on any securities exchange or other nationally recognized trading system. Without an active trading market, the liquidity of the Series G Warrants will be limited. We intend to file a resale registration statement by the 30th day after the closing of the offering. See “Concurrent Private Placements”, beginning on page S-12.

ADSs and Ordinary Shares Currently Outstanding	35,767,576 ADSs, representing 71,475,152,000 ordinary shares and 4,309,523 ordinary shares that are not represented by ADSs, totaling 71,479,461,523.

ADSs and Ordinary Shares to Be Outstanding Immediately Following This Offering (1)	45,781,350 ADSs, representing 91,562,700,000 ordinary shares and 4,309,523 ordinary shares that are not represented by ADSs, totaling 91,567,009,523.

Public Offering Price	$0.3883 per ADS.

Use of Proceeds	We estimate that our net proceeds from this offering will be approximately $3.3 million, after deducting the placement agent fees and the estimated offering expenses payable by us. We intend to use the net proceeds from this offering, for continued research and development as well as working capital and general corporate purposes. See “Use of Proceeds” on page S-8 of the prospectus supplement for a more complete description of the intended use of proceeds from this offering.

Risk Factors	Investing in our securities involves a high degree of risk. See “Risk Factors” beginning on page S-5 of this prospectus supplement, the accompanying prospectus and under similar headings in other documents incorporated by reference into this prospectus supplement and the accompanying prospectus. These risk factors may be amended, supplemented or superseded from time to time by other reports we file with the SEC in the future.

Nasdaq Capital Market Symbol	“ATKX”.

(1)	The number of ADSs and ordinary shares expected to be outstanding after this offering is based on 35,767,576 ADSs (representing 71,475,152,000 ordinary shares) and 4,309,523 ordinary shares that are not represented by ADSs, totaling 71,479,491,523 ordinary shares outstanding as of December 16, 2025, and excludes:

●	6,805,492 ADSs (representing 13,610,984,000 ordinary shares) issuable upon the exercise of stock options outstanding as of December 16, 2025, at a weighted-average exercise price of $2.74 per ADS;

●	64,896 ADSs (representing 129,792,000 ordinary shares) issuable upon the vesting and issuance of restricted stock units outstanding as of December 16, 2025;

●	67,593,947 ADSs (representing 135,187,894,000 ordinary shares) issuable upon the exercise of warrants outstanding as of December 16, 2025, at a weighted-average exercise price of $1.90 per ADS;

●	4,542,382 ADSs (representing 9,084,764,210 ordinary shares) reserved for future issuance under our 2023 Equity Incentive Plan; and

●	916,059 ADSs (representing 1,832,118,000 ordinary shares) issuable upon the conversion of outstanding convertible notes.

Except as otherwise indicated, the information in this prospectus supplement assumes no exercise of the outstanding options and warrants or any issuance of shares under outstanding restricted stock units, in each case as described above, and assumes no exercise of the Warrants issued pursuant to the Investor PIPE, the Insiders PIPE or the Note Exchange described in this prospectus supplement or by the placement agent of the Placement Agent Warrants.

S-4

RISK FACTORS

An investment in our securities involves a high degree of risk. Before making an investment decision, in addition to the risks set forth below, you should consider the “Risk Factors” included under Item 1A of our most recent Annual Report on Form 10-K, as may be updated in our subsequent Quarterly Reports on Form 10-Q, and other reports and documents that are incorporated by reference into this prospectus supplement and the accompanying prospectus. In addition, please read “Forward-Looking Statements” in this prospectus supplement, where we describe additional uncertainties associated with our business and the forward-looking statements included or incorporated by reference in this prospectus supplement and accompanying prospectus. Please note that additional risks not currently known to us or that we currently deem immaterial may also impair our business and operations. If any of the risks or uncertainties described in our SEC filings or any additional risks and uncertainties actually occur, our business, financial condition, results of operations and cash flow could be materially and adversely affected. In that case, the market value and/or trading price, as applicable, of our securities could decline, and you might lose all or part of your investment.

Our management will have broad discretion over the use of the net proceeds from this offering, you may not agree with how we use the proceeds, and the proceeds may not be invested successfully.

Our management will have broad discretion in the application of the net proceeds from this offering, including for any of the purposes described in the section titled “Use of Proceeds,” and you will not have the opportunity as part of your investment decision to assess whether the net proceeds are being used appropriately. Because of the number and variability of factors that will determine our use of the net proceeds from this offering, their ultimate use may vary substantially from their currently intended use. Our management might not apply our net proceeds in ways that ultimately increase the value of your investment. The failure by our management to apply these funds effectively could harm our business.

If you purchase securities sold in this offering, you will experience immediate dilution as a result of this offering and future equity offerings.

You may incur immediate and substantial dilution as a result of this offering. After giving effect to the sale by us of 10,043,774 ADSs offered in this offering at a purchase price of $0.3883 per ADSs, and after deducting placement agent fees and offering expenses payable by us, you will suffer immediate and substantial dilution of approximately $0.65 per ADS. In the event that the outstanding options and/or warrants are exercised, or that we make additional issuances of ADSs or other convertible or exchangeable securities, you could experience additional dilution. In order to raise additional capital, we may in the future offer additional ADSs or other securities convertible into or exchangeable for our ADSs at prices that may not be the same as the price per ADS paid by any investor in this offering. We cannot assure you that we will be able to sell ADSs or other securities in any other offering at a price per ADS that is equal to or greater than the price per ADS paid by investors in this offering, and investors purchasing ADSs or other securities in the future could have rights superior to existing shareholders, including investors who purchase ADSs in this offering. The price per ADS at which we sell additional ADSs or securities convertible into ADSs in future transactions, may be higher or lower than the price per ADS in this offering. As a result, purchasers of the ADSs we sell, as well as our existing shareholders, will experience significant dilution if we sell at prices significantly below the price at which they invested. See the section titled “Dilution” below for a more detailed illustration of the dilution you would incur if you participate in this offering.

Sales of a significant number of ADSs in the public markets or significant short sales of our ADSs, or the perception that such sales could occur, could depress the market price of our ADSs and impair our ability to raise capital.

Sales of a substantial number of ADSs or other equity-related securities in the public markets, could depress the market price of our ADSs. This offering may contribute to a depressed market price of our ADSs. If there are significant short sales of our ADSs, the price decline that could result from this activity may cause the market price of our ADSs to decline more so, which, in turn, may cause long holders of the ADSs to sell their ADSs, thereby contributing to sales of ADSs in the market. Such sales also may impair our ability to raise capital through the sale of additional equity securities in the future at a time and price that our management deems acceptable, if at all.

S-5

This is a best efforts offering, no minimum number of securities is required to be sold, and we may not raise the amount of capital we believe is required for our business plans.

The placement agent has agreed to use its reasonable best efforts to solicit offers to purchase the ADSs in this offering. The placement agent has no obligation to buy any of the securities from us or to arrange for the purchase or sale of any specific number or dollar amount of the securities. There is no required minimum number of securities or amount of proceeds that must be sold as a condition for the completion of this offering. Because there is no minimum number of securities or amount of proceeds required as a condition to the closing of this offering, the actual offering amount, placement agent fees and proceeds to us are not presently determinable and may be substantially less than the maximum amounts set forth above. We may sell fewer than all of the securities offered hereby, which may significantly reduce the amount of proceeds received by us, and investors in this offering will not receive a refund in the event that we do not sell all of the securities offered in this offering. Thus, we may not raise the amount of capital we believe is required for our operations in the short term and may need to raise additional funds, which may not be available or available on terms acceptable to us.

We do not intend to pay dividends on our ADSs in the foreseeable future.

We have never paid cash dividends on our ADSs. We currently intend to invest our future earnings, if any, to fund our growth and not to pay any cash dividends on our ADSs. Because we do not intend to pay dividends, your ability to receive a return on your investment will depend on any future appreciation in the market price of our ADSs. We cannot be certain that our ADSs will appreciate in price.

Holders of the Warrants being sold in the Investor PIPE, the Insiders PIPE and the Note Exchange will have no rights as shareholders until they acquire our ADSs.

Until the holders of the Warrants acquire ADSs upon exercise of the Warrants, the holders of such Warrants will have no rights with respect to our ADSs issuable upon exercise of such Warrants, including the right to receive dividend payments, vote or respond to tender offers. Upon exercise of the Warrants, such holders will be entitled to exercise the rights of a shareholder only as to matters for which the record date occurs after the exercise date.

There is no public market for the Warrants being offered by us in the Investor PIPE, the Insiders PIPE and the Note Exchange.

There is no established public trading market for the Warrants being sold in the Investor PIPE, the Insiders PIPE and the Note Exchange, and we do not expect a market to develop. In addition, we do not intend to apply to list the Warrants on any securities exchange or recognized trading system. Without an active market, the liquidity of the Warrants will be limited.

The exercisability of the Warrants is contingent upon us obtaining Shareholder Approval. If we do not obtain Shareholder Approval, these securities may never become exercisable.

The Warrants are not immediately exercisable, as their exercisability is contingent upon us obtaining Shareholder Approval. The Warrants will become exercisable upon the Stockholder Approval Date and will expire on the five-year anniversary of such date with respect to the Series G Warrants, and will expire once fully exercised with respect to the Pre-Funded Warrants. While we intend to promptly seek Shareholder Approval for these mechanisms, there is no guarantee that it will ever be obtained. In the event that we cannot obtain Shareholder Approval, the  Warrants may never become exercisable. If we are unable to obtain Shareholder Approval, the Warrants will have no value.

 We have agreed to call a meeting of our shareholders for the purpose of obtaining shareholder approval (the “Special Meeting”) within seventy-five (75) days of the closing date of this transaction for the purpose of obtaining Shareholder Approval. If Shareholder Approval is not obtained at the Special Meeting, the Company shall call a meeting every forty (40) days thereafter to seek Shareholder Approval until Shareholder Approval is obtained or the Warrants are no longer outstanding.

S-6

CAUTIONARY NOTE FORWARD-LOOKING STATEMENTS

This prospectus supplement, the accompanying prospectus and the documents incorporated herein and therein may contain forward-looking statements within the meaning of Section 27A of the Securities Act and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), which statements involve substantial risks and uncertainties. All statements made in this prospectus supplement, the accompanying prospectus and the documents incorporated herein and therein that are not statements of historical facts, including statements about our beliefs and expectations and regarding future events or our future results of operations, financial condition, business, strategies, financial needs, and the plans and objectives of management, are forward-looking statements and should be evaluated as such. These statements include, among other things, our cash resources and projected cash runway, financial position, business strategy, strategic alternatives, future operations, clinical trials (including, without limitation, the anticipated timing, enrollment, and results thereof), collaborations, intellectual property, potential revenues, projected costs, fundraising and/or financing plans, competition, regulatory filings and approvals for our current and future drug candidates, the benefits related to the Merger, and the plans and objectives of management. These statements often include words such as “aim,” “anticipates,” “believes,” “continue,” “could,” “estimates,” “expects,” “intends,” “likely,” “may,” “plans,” “potential,” “projects,” “should,” “will,” “would,” and other similar expressions or the negative of those terms. We base these forward-looking statements on our current expectations, plans and assumptions that we have made in light of our experience in the industry, as well as our perceptions of historical trends, current conditions, expected future developments and other factors we believe are appropriate under the circumstances at such time. As you read this prospectus supplement, the accompanying prospectus and the documents incorporated herein and therein, you should understand that these statements are not guarantees of future performance or results.

The forward-looking statements are subject to and involve risks, uncertainties and assumptions, and you should not place undue reliance on these forward-looking statements. Although we believe that these forward-looking statements are based on reasonable assumptions at the time they are made, you should be aware that many factors could affect our business, results of operations and financial condition and could cause actual results to differ materially from those expressed in the forward-looking statements. Factors that could cause our actual results to differ materially from those indicated in any forward-looking statements, include, but are not limited to, the factors described under the heading “Risk Factors” in this prospectus supplement, the accompanying prospectus and in our most recent Annual Report on Form 10-K and in our subsequent Quarterly Reports on Form 10-Q or Current Reports on Form 8-K, in each case, filed with the SEC.

You should not place undue reliance on our forward-looking statements and you should not rely on forward-looking statements as predictions of future events. The results, events, and circumstances reflected in the forward-looking statements may not be achieved or occur, and actual results, events, or circumstances could differ materially from those described in the forward-looking statements. The forward-looking statements made in this prospectus supplement, the accompanying prospectus and the documents incorporated herein and therein should not be construed by you to be exhaustive and speak only as of the date on which they were made. We undertake no obligation to update any forward-looking statements to reflect events or circumstances after the date on which such statements were made or to reflect new information or the occurrence of unanticipated events, except as required by law. If we update one or more forward-looking statements, no inference should be drawn that we will make additional updates with respect to those or other forward-looking statements.

S-7

USE OF PROCEEDS

We estimate that our net proceeds from this offering will be approximately $3.3 million, after deducting the placement agent fees and estimated offering expenses payable by us. The net proceeds estimates exclude proceeds, if any, from the cash exercise of the Warrants issued in the Investor PIPE, the Insiders PIPE and the Note Exchange.

Currently, we intend to use the net proceeds from this offering for continued research and development as well as working capital and general corporate purposes. This represents our best estimate of the manner in which we will use the net proceeds we receive from this offering based upon the current status of our business, but we have not reserved or allocated amounts for specific purposes and we cannot specify with certainty how or when we will use any of the net proceeds. Pending application of the net proceeds as described above, we intend to invest the proceeds to us in investment-grade, interest-bearing securities such as money market funds, certificates of deposit, or direct or guaranteed obligations of the U.S. government, or hold as cash. We cannot predict whether the proceeds invested will yield a favorable, or any, return.

The amounts and timing of our actual expenditures will depend on numerous factors, including the progress of our clinical trials and other development efforts and other factors described under “Risk Factors” in this prospectus supplement, the accompanying prospectus and the documents incorporated by reference herein and therein, as well as the amount of cash used in our operations. We may find it necessary or advisable to use the net proceeds for other purposes, and we will have broad discretion in the application of the net proceeds.

We believe that the net proceeds from this offering, together with our existing cash and cash equivalents, will meet our capital needs into the second quarter of, 2026 based on our current business plan. We have based this estimate on assumptions that may prove to be incorrect, and we could use our available capital resources sooner than we currently expect. We may satisfy our future cash needs through the sale of equity securities, debt financings, working capital lines of credit, corporate collaborations or license agreements, grant funding, interest income earned on invested cash balances or a combination of one or more of these sources.

S-8

DIVIDEND POLICY

We have never declared or paid any cash dividends on our capital stock, and we do not currently intend to pay any cash dividends on our ADSs for the foreseeable future. We expect to retain future earnings, if any, to fund the development and growth of our business. Any future determination to pay dividends on our ADSs will be at the discretion of our board of directors and will depend upon, among other factors, our results of operations, financial condition, capital requirements and any contractual restrictions.

S-9

DILUTION

If you purchase ADSs in this offering, your ownership interest will be diluted to the extent of the difference between the public offering price per ADS and the as adjusted net tangible book value (deficit) per share of our ADSs after giving effect to this offering. We calculate net tangible book value (deficit) per share by dividing the net tangible book value (deficit), which is total tangible assets, less total liabilities, by the number of outstanding ADSs. Dilution represents the difference between the price per ADS paid by purchasers of ADSs in this offering and the as adjusted net tangible book value per ADS immediately after giving effect to this offering. Our net tangible book value (deficit) as of September 30, 2025, was approximately $(19.743) million, or ($0.61) per ADS. “Net tangible book value (deficit)” is total assets minus the sum of liabilities and intangible assets.

After giving further effect to equity issuances, financing proceeds and debt repayments from October 1, 2025 through the date of this prospectus and giving effect to the Insiders PIPE and the Note Exchange, our pro forma net tangible book value as of September 30, 2025 would have been approximately $(15.103) million, or $(0.42) per share.

After giving effect to the sale by us in this offering of 10,043,774 ADSs at an offering price of $0.3883 per ADS (assuming no exercise of the Warrants issued in the Investor PIPE, the Insiders PIPE and the Note Exchange), and after deducting the placement agent fees and estimated offering expenses payable by us, our pro forma as adjusted net tangible book value as of September 30, 2025, would have been approximately $(11.821), or ($0.26) per ADS. This represents an immediate increase in net tangible book value of approximately $0.17 per ADS to our existing security holders and an immediate dilution in as adjusted net tangible book value of approximately $0.65 per ADS to purchasers of our securities in this offering, as illustrated by the following table:

Offering price per ADS		$0.3883
Net tangible book value (deficit) per ADS as of September 30, 2025	$(0.61)
Increase per share attributable to equity issuances, financing proceeds and debt repayments	$0.18
Increase in net tangible book value per ADS attributable to this offering	$0.17
Pro form as adjusted net tangible book value (deficit) per ADS as of September 30, 2025, after giving effect to this offering		$(0.26)
Dilution in as adjusted net tangible book value (deficit) per ADS to investors participating in this offering		$0.65

The number of ADSs and ordinary shares expected to be outstanding after this offering is based on 32,612,576 ADSs (representing 65,225,152,000 ordinary shares) and 4,309,523 ordinary shares that are not represented by ADSs, totaling 65,229,461,523 ordinary shares outstanding as of September 30, 2025, and excludes:

●	6,805,492 ADSs (representing 13,610,984,000 ordinary shares) issuable upon the exercise of stock options outstanding as of December 10, 2025, at a weighted-average exercise price of $2.74 per ADS;

●	64,896 ADSs (representing 129,792,000 ordinary shares) issuable upon the vesting and issuance of restricted stock units outstanding as December 10, 2025;

●	32,913,041 ADSs (representing 65,826,082,000 ordinary shares) issuable upon the exercise of warrants outstanding as of December 10, 2025, at a weighted-average exercise price of $3.49 per ADS;

●	4,542,382 ADSs (representing 9,084,764,210 ordinary shares) reserved for future issuance under our 2023 Equity Incentive Plan; and

●	916,059 ADSs (representing 1,832,118,000 ordinary shares) issuable upon the conversion of outstanding convertible notes.

Except as otherwise indicated, the information in this prospectus supplement assumes no exercise of any outstanding options or exercise of any outstanding warrants or conversion of the convertible debt and assumes no exercise of the Warrants issued pursuant to the Investor PIPE, the Insiders PIPE, or the Note Exchange described in this prospectus supplement, or by the placement agent of the Placement Agent Warrants.

To the extent that options or warrants are exercised, you may experience further dilution. In addition, we may choose to raise additional capital due to market conditions or strategic considerations even if we believe we have sufficient funds for our current or future operating plans. To the extent that additional capital is raised through the sale of equity or convertible debt securities, the issuance of these securities could result in further dilution to our shareholders.

S-10

DESCRIPTION OF SECURITIES WE ARE OFFERING

We are offering 10,043,774 ADSs, representing 20,087,548,000 ordinary shares. Our ordinary shares are registered under the Exchange Act not for trading, but only in connection with the listing of the ADSs on the Nasdaq Capital Market. Our ADSs are listed on the Nasdaq Capital Market under the trading symbol “AKTX.”

The material terms and provisions of our ordinary shares, our ADSs and each other class of our securities that qualifies or limits our ordinary shares and ADSs are described in the sections titled “Description of Shares Capital and Articles of Association” and “Description of American Depositary Shares,” beginning on pages 13 and 19, respectively, of the accompanying prospectus.

S-11

CONCURRENT PRIVATE PLACEMENTS

Investor PIPE

In a concurrent private placement, we are also issuing to the investors accompanying Series G Warrants. The Series G Warrants are exercisable commencing on the Shareholder Approval Date for a term of five years from the initial exercise date and have an exercise price of $0.3883 per ADS.

The Series G Warrants will be exercisable, at the option of the holder, in whole or in part by delivering to us a duly executed exercise notice and, at any time a registration statement registering the issuance of the ADSs underlying the Series G Warrants under the Securities Act is effective and available for the issuance of such shares, or an exemption from registration under the Securities Act is available for the issuance of such shares, by payment in full in immediately available funds for the number of ADSs purchased upon such exercise.

Insiders PIPE

In the Insiders PIPE pursuant to the PIPE Securities Purchase Agreement, we are issuing to certain directors and officers of the Company Pre-Funded Warrants to purchase an aggregate of 2,563,713 ADSs at an offering price of $0.4041 per Pre-Funded Warrant and accompanying Series G Warrants to purchase an aggregate of 2,563,713 ADSs. The unregistered Pre-Funded Warrants have an exercise price of $0.00001 per share, will be immediately exercisable upon Shareholder Approval, and will not expire until fully exercised. The exercise price and number of ADSs issuable upon exercise is subject to appropriate adjustment in the event of dividends, stock splits, reorganizations or similar events affecting ordinary shares and the exercise price. Subject to limited exceptions, each holder of Pre-Funded Warrants will not have the right to exercise any portion of its Pre-Funded Warrants if such holder, together with its affiliates, would beneficially own in excess of 9.99% of the number of our ordinary shares outstanding immediately after giving effect to such exercise.

Terms of the Warrants

The Company has agreed to call the Special Meeting within seventy-five (75) days of the closing date of this transaction for the purpose of obtaining Shareholder Approval. If Shareholder Approval is not obtained at the Special Meeting, the Company shall call a meeting every forty (40) days thereafter to seek Shareholder Approval until Shareholder Approval is obtained or the Warrants are no longer outstanding.

The Series G Warrants have an exercise price of $0.3883 per ADS, subject to customary adjustments as set forth therein. The Series G Warrants are exercisable commencing on the Shareholder Approval Date, and will have a 5-year term from the Shareholder Approval Date. Subject to limited exceptions, a holder of Series G Warrants will not have the right to exercise any portion of its Warrants if the holder, together with its affiliates, would beneficially own in excess of 4.99% (or 9.99% at the election of the holder) of the number of ordinary shares outstanding immediately after giving effect to such exercise, provided that the holder may, at its option, increase the beneficial ownership limitation up to 9.99%.

The Pre-Funded Warrants have an exercise price of $0.00001 per share ADS, will be immediately exercisable following the Shareholder Approval, and will not expire until fully exercised. The exercise price and number of ADSs issuable upon exercise is subject to appropriate adjustment in the event of dividends, stock splits, reorganizations or similar events affecting ordinary shares and ADSs and the exercise price. Subject to limited exceptions, each holder of Pre-Funded Warrants will not have the right to exercise any portion of its Pre-Funded Warrants if such holder, together with its affiliates, would beneficially own in excess of 9.99% of the number of our Ordinary Shares outstanding immediately after giving effect to such exercise.

If, following the date that is six (6) months following the original issuance date for the Series G Warrants, at the time of exercise there is no effective registration statement registering the ADSs underlying such Warrants, or immediately for the Pre-Funded Warrants, the Series G Warrants may be exercised on a cashless basis. The Company has agreed to file a registration statement registering for resale the ADSs issuable upon exercise of the Warrants and the Placement Agent Warrants (defined below) within 30 days of the Closing Date.

We have agreed to prepare and file with the SEC a registration statement to register for resale all of the Warrant ADSs underlying the Warrants. Except as otherwise provided in the Warrants or by virtue of such holder’s ownership of Warrant ADSs, the holders of the Warrants do not have the rights or privileges of holders of our ordinary shares, including any voting rights, until they exercise their Warrants.

The Warrants and the ADSs issuable upon the exercise of the Warrants are being offered pursuant to the exemptions provided in Section 4(a)(2) of the Securities Act and Rule 506(b) of Regulation D promulgated thereunder, and they are not being offered pursuant to this prospectus supplement and the accompanying prospectus.

In the event of any fundamental transaction, as described in the Warrants and generally including any merger with or into another entity, sale of all or substantially all of our assets, tender offer or exchange offer, or reclassification of our ordinary shares, subject to certain exceptions, then upon any subsequent exercise of a Warrant, the holder will have the right to receive as alternative consideration, for each Warrant ADS that would have been issuable upon such exercise immediately prior to the occurrence of such fundamental transaction, the number of ordinary shares of the successor or acquiring corporation of our company, if it is the surviving corporation, and any additional consideration receivable upon or as a result of such transaction by a holder of the number of Warrant ADSs for which the Warrant is exercisable immediately prior to such event. Notwithstanding the foregoing, in the event of a fundamental transaction, the holders of the Series G Warrants have the right to require us or a successor entity to redeem the Series G Warrants for cash in the amount of the Black Scholes Value (as defined in each Series G Warrant) of the unexercised portion of the Series G Warrants concurrently with or within 30 days following the consummation of a fundamental transaction. However, in the event of a fundamental transaction which is not in our control, including a fundamental transaction not approved by our board of directors, the holders of the Series G Warrants will only be entitled to receive from us or our successor entity, as of the date of consummation of such fundamental transaction the same type or form of consideration (and in the same proportion), at the Black Scholes Value of the unexercised portion of the Series G Warrants, that is being offered and paid to the holders of our ADSs in connection with the fundamental transaction, whether that consideration is in the form of cash, shares or any combination of cash and shares, or whether the holders of our common shares are given the choice to receive alternative forms of consideration in connection with the fundamental transaction, provided, further, that if holders of ADSs of the Company are not offered or paid any consideration in such fundamental transaction, such holders of ordinary shares will be deemed to have received ordinary shares of the successor entity (which entity may be the Company following such Fundamental Transaction) in such fundamental transaction.

In accordance with its terms and subject to applicable laws, a Warrant may be transferred at the option of the holder upon surrender of the Warrant to us together with the appropriate instruments of transfer and payment of funds sufficient to pay any transfer taxes (if applicable).

Except as otherwise provided in the Warrants or by virtue of such holder’s ownership of our ADSs, the holder of a Warrant does not have the rights or privileges of a holder of our ADSs, including any voting rights, until the holder exercises the Warrant.

There is no established public trading market for the Warrants, and we do not expect a market to develop. In addition, we do not intend to list the Warrants on the Nasdaq Capital Market, any other national securities exchange or any other nationally recognized trading system.

S-12

PLAN OF DISTRIBUTION

Ladenburg Thalmann & Co. Inc. has agreed to act as our exclusive placement agent in connection with this offering, subject to the terms and conditions of the placement agency agreement, dated December 16, 2025 (the “Placement Agency Agreement”). The placement agent is not purchasing or selling any of the securities offered by this prospectus supplement, nor is it required to arrange the purchase or sale of any specific number or dollar amount of securities but has agreed to use its reasonable best efforts to arrange for the sale of all of the securities offered hereby. We may not sell the entire amount of securities offered pursuant to this prospectus. The terms of this offering were subject to market conditions and negotiations between us, the placement agent and prospective investors. This is a best efforts offering and there is no minimum offering amount required as a condition of closing of this offering. Because there is no minimum offering amount required as a condition to closing this offering, we may sell fewer than all of the securities offered hereby, which may significantly reduce the amount of proceeds received by us. The placement agent does not guarantee that it will be able to raise new capital in any prospective offering.

In connection with this offering, we entered into the Securities Purchase Agreements with the investors. The Securities Purchase Agreements includes representations and warranties by us and the investors. We will only sell to such investors who have entered into the Securities Purchase Agreements with us. In addition to rights and remedies available to all purchasers in this offering under federal securities and state law, the purchasers which enter into the Securities Purchase Agreements will also be able to bring claims of breach of contract against us.

We will deliver the securities being issued to each investor upon receipt of such investor’s funds for the purchase of the securities offered pursuant to this prospectus supplement. We expect to deliver the ADSs being offered pursuant to this prospectus supplement on or about December 17, 2025, subject to the satisfaction of customary closing conditions.

We have agreed to indemnify the placement agent against specified liabilities, including liabilities under the Securities Act, and to contribute to payments the placement agent may be required to make in respect thereof.

Fees and Expenses

We have engaged the placement agent as our exclusive placement agent in connection with this offering. This offering is being conducted on a “reasonable best efforts” basis and the placement agent has no obligation to buy any of the securities from us or to arrange for the purchase or sale of any specific number or dollar amount of securities. We have agreed to pay the placement agent a fee based on the aggregate proceeds as set forth in the table below.

	Per ADS and accompanying Series G Warrant	Total
Public offering price	$0.3883	$3,899,997
Placement agent fees(1)	$0.0311	$312,000
Proceeds to us (before expenses)(2)	$0.3572	$3,587,997

1.	We have agreed to pay the placement agent a cash fee of 8.0% of the aggregate gross proceeds raised in connection with this offering and the Insiders PIPE, subject to certain exceptions. We have also agreed to reimburse the placement agent for certain of its offering-related expenses, including a management fee of 0.5% of the gross proceeds raised in this offering and the Insiders PIPE and for its legal fees and expenses and other out-of-pocket expenses in an amount up to $75,000.

2.	The amount of the offering proceeds to us, presented in this table, does not give effect to the proceeds from the exercise of any of Warrants issued in the Investor PIPE, the Insiders PIPE, the Note Exchange or any of the Placement Agent Warrants.

S-13

We estimate the total expenses of this offering payable by us, excluding the placement agent fee and management fee, will be approximately $0.2 million.

Placement Agent Warrants

In addition, we have agreed to issue to the placement agent or its designees the Placement Agent Warrants to purchase 504,300 ADSs (which represents 4% of the aggregate number of ADSs issued in this offering and Pre-Funded Warrants issued in the Insiders PIPE) with an exercise price of $0.485375 per ADS (representing 125% of the per ADS offering price). The Placement Agent Warrants will have substantially the same terms as the Series G Warrants described above, except such Placement Agent Warrants have an exercise price of $0.485375 per ADS and will have a term of five years from the commencement of sales of the offering. The Placement Agent Warrants and underlying ADSs are not registered on the registration statement of which this prospectus is a part. We have agreed to include the Placement Agent Warrant ADSs underlying the Placement Agent Warrants in the resale registration statement registering for resale all of the Warrant ADSs underlying the Warrants issued in the concurrent private placement.

Lock-up Agreements and other restrictions

Our officers and directors have agreed with the placement agent to be subject to a lock-up period of sixty (60) days, respectively, following the date of closing of this offering pursuant to this prospectus supplement. This means that, during the applicable lock-up period, such persons may not offer for sale, contract to sell, sell, distribute, grant any option, right or warrant to purchase, pledge, hypothecate or otherwise dispose of, directly or indirectly, any of our ADSs or ordinary shares or any securities convertible into, or exercisable or exchangeable for, ADSs or ordinary shares, subject to customary exceptions. The placement agent may waive the terms of these lock-up agreements in its sole discretion and without notice.

In addition, pursuant to the Securities Purchase Agreements, we have agreed not to: (i) enter into variable rate financings for a period of one (1) year following the closing of this offering, subject to certain exceptions; and (ii) for thirty (30) days from closing of this offering (a) issue, enter into any agreement to issue or announce the issuance or proposed issuance of any ADSs, ordinary shares or securities convertible in ADSs or ordinary shares, or (b) file any registration statement or any amendment or supplement thereto, subject to certain exceptions and conditions.

Regulation M

The placement agent may be deemed to be an underwriter within the meaning of Section 2(a)(11) of the Securities Act, and any commissions received by it and any profit realized on the resale of the securities sold by it while acting as principal might be deemed to be underwriting discounts or commissions under the Securities Act. As an underwriter, the placement agent would be required to comply with the requirements of the Securities Act and the Exchange Act, including, without limitation, Rule 10b-5 and Regulation M under the Exchange Act. These rules and regulations may limit the timing of purchases and sales of our securities by the placement agent acting as principal. Under these rules and regulations, the placement agent (i) may not engage in any stabilization activity in connection with our securities and (ii) may not bid for or purchase any of our securities or attempt to induce any person to purchase any of our securities, other than as permitted under the Exchange Act, until it has completed its participation in the distribution.

S-14

Indemnification

We have agreed to indemnify the placement agent against certain liabilities, including certain liabilities arising under the Securities Act and to contribute to payments that the placement agent may be required to make for these liabilities.

Determination of Offering Price

The offering price of the securities we are offering has been negotiated between us and the investors in this offering based on the trading of our ADSs prior to this offering, among other things. Other factors considered in determining the public offering price of the securities we are offering include our history and prospects, the stage of development of our business, our business plans for the future and the extent to which they have been implemented, an assessment of our management, the general conditions of the securities markets at the time of this offering and such other factors as were deemed relevant.

Electronic Offer, Sale and Distribution of Securities

A prospectus in electronic format may be made available on the websites maintained by the placement agent, if any, participating in this offering and the placement agent may distribute prospectuses electronically. Other than the prospectus in electronic format, the information on the websites is not part of this prospectus or the registration statement of which this prospectus forms a part, has not been approved or endorsed by us or the placement agent, and should not be relied upon by investors.

Other Relationships

The placement agent and certain of its affiliates are full service financial institutions engaged in various activities, which may include securities trading, commercial and investment banking, financial advisory, investment management, investment research, principal investment, hedging, financing and brokerage activities. The placement agent and certain of its affiliates may in the future perform, various commercial and investment banking and financial advisory services for us and our affiliates, for which they may receive customary fees and expenses. The placement agent acted as placement agent in connection with our registered direct offering consummated in October 2025 for which it received compensation.

In the ordinary course of their various business activities, the placement agent and certain of its affiliates may make or hold a broad array of investments and actively trade debt and equity securities (or related derivative securities) and financial instruments (including bank loans) for their own account and for the accounts of their customers, and such investment and securities activities may involve securities and/or instruments issued by us and our affiliates. If the placement agent or its affiliates have a lending relationship with us, they routinely hedge their credit exposure to us consistent with their customary risk management policies. The placement agent and its affiliates may hedge such exposure by entering into transactions that consist of either the purchase of credit default swaps or the creation of short positions in our securities or the securities of our affiliates, including potentially the securities offered hereby. Any such short positions could adversely affect future trading prices of the securities offered hereby. The placement agent and certain of its affiliates may also communicate independent investment recommendations, market color or trading ideas and/or publish or express independent research views in respect of such securities or instruments and may at any time hold, or recommend to clients that they acquire, long and/or short positions in such securities and instruments.

Right of First Refusal

In addition, if at any time during the nine (9) months following the closing of this offering and expiration of the placement agent’s term under its engagement with the Company, the Company proposes to effect a further financing, we must offer the placement agent the opportunity to participate as a sole bookrunner or exclusive placement agent or exclusive sales agent with respect to such financing.

Selling Restrictions

No action has been taken in any jurisdiction (except in the United States) that would permit a public offering of the shares, or the possession, circulation or distribution of this prospectus supplement or any other material relating to us or the shares in any jurisdiction where action for that purpose is required. Accordingly, the shares may not be offered or sold, directly or indirectly, and neither this prospectus supplement nor any other material or advertisements in connection with the shares may be distributed or published, in or from any country or jurisdiction except in compliance with any applicable laws, rules and regulations of any such country or jurisdiction.

S-15

LEGAL MATTERS

Certain legal matters with respect to the validity of the securities offered under this prospectus supplement will be passed upon for us by Greenberg Traurig, LLP. Certain legal matters in connection with this offer will be passed upon for the placement agent by Ellenoff Grossman & Schole LLP, New York, New York.

EXPERTS

The consolidated financial statements of Akari Therapeutics, Plc (the Company) as of December 31, 2024 and 2023 and for the years then ended incorporated by reference in this prospectus supplement have been so incorporated in reliance on the report of BDO USA, P.C., an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting. The report on the consolidated financial statements contains an explanatory paragraph regarding the Company’s ability to continue as a going concern.

The consolidated financial statements of Peak Bio, Inc. as of December 31, 2023 and 2022 and for the years then ended incorporated by reference in this prospectus supplement have been so incorporated in reliance on the report of Marcum LLP, an independent registered public accounting firm, incorporated herein by reference, given on the authority of said firm as experts in auditing and accounting. The report on the consolidated financial statements contains an explanatory paragraph expressing substantial doubt about the ability of Peak Bio, Inc. to continue as a going concern.

WHERE YOU CAN FIND MORE INFORMATION

As permitted by SEC rules, this prospectus supplement omits certain information that is included in the registration statement of which this prospectus supplement forms a part and its exhibits. Since this prospectus supplement may not contain all of the information that you may find important, we urge you to review the full text of these documents. If we have filed a contract, agreement or other document as an exhibit to the registration statement of which this prospectus supplement forms a part, please read the exhibit for a more complete understanding of the document or matter involved. Each statement in this prospectus supplement, including statements incorporated by reference as discussed above, regarding a contract, agreement or other document is qualified in its entirety by reference to the actual document.

We are subject to the information reporting requirements of the Exchange Act and, in accordance with these requirements, we file annual, quarterly and current reports, proxy statements, information statements, and other information with the SEC. Our SEC filings are available to the public over the Internet at the SEC’s website at www.sec.gov. These documents may also be accessed in the “Investor Relations” section of our website at www.akaritx.com. The references to our website in this prospectus supplement are inactive textual references only. Information contained on our web site is not incorporated by reference into this prospectus supplement and you should not consider information contained on our web site to be part of this prospectus supplement.

S-16

INCORPORATION BY REFERENCE

The SEC allows us to “incorporate by reference” information into this prospectus supplement, which means that we can disclose important information to you by referring to those documents. We incorporate by reference the following documents filed with the SEC and any future filings we will make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act other than, in each case, documents or information deemed to have been furnished and not filed in accordance with SEC rules:

●	our Annual Report on Form 10-K for the fiscal year ended December 31, 2024 filed with the SEC on April 15, 2025;

●	our Quarterly Reports on Form 10-Q for the fiscal quarter ended March 31, 2025, filed with the SEC on May 14, 2025, for the fiscal quarter ended June 30, 2025, filed with the SEC on August 13, 2025 and for the fiscal quarter ended September 30, 2025, filed with the SEC on November 13, 2025;

●	our Current Reports on Form 8-K, filed with the SEC March 3, 2025, March 20, 2025, July 1, 2025, August 21, 2025, August 29, 2025, September 25, 2025, September 29, 2025, October 16, 2025, October 23, 2025; November 26, 2025, and December 16, 2025; and

●	the description of our ordinary shares contained in Exhibit 4.7 to our Annual Report on Form 10-K for the year ended December 31, 2024, filed with the SEC on April 15, 2025, and any amendment or report filed with the SEC for the purposes of updating the description.

We also incorporate by reference into this Registration Statement the following information filed with the SEC:

●	the audited consolidated financial statements of Peak Bio, Inc. (“Peak Bio”), our wholly-owned subsidiary, for the fiscal year ended December 31, 2023, contained on pages F-1 through F-35 filed as part of Peak Bio’s Annual Report on Form 10-K, filed with the SEC on August 6, 2024; and

●	Peak Bio’s unaudited financial statements for the fiscal quarter ended September 30, 2024 contained in Item 1 of Peak Bio’s Quarterly Report on Form 10-Q, filed with the SEC on November 12, 2024.

We also incorporate by reference all documents that we subsequently file with the SEC after the filing of this prospectus supplement pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act and prior to the termination of this offering. Nothing in this prospectus supplement shall be deemed to incorporate information furnished but not filed with the SEC.

Any statement contained in this prospectus supplement or in a document incorporated or deemed to be incorporated by reference in this prospectus supplement shall be deemed to be modified or superseded for purposes of this prospectus supplement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference modifies or supersedes the statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus supplement.

You may request a copy of the filings incorporated herein by reference, including exhibits to such documents that are specifically incorporated by reference, at no cost, by writing us at the following address or telephone number:

Akari Therapeutics, Plc
401 E Jackson St, Suite 3300
Tampa, FL 33602
Attention: Abizer Gaslightwala

S-17

PROSPECTUS

Akari Therapeutics, PLC

$75,000,000

Ordinary Shares,

American Depositary Shares representing Ordinary Shares

Warrants, and Units Offered by the Company

Akari Therapeutics, PLC (“Akari,” “we,” “us,” “our” or the “Company”) may from time to time, offer to sell, in one or more offerings, ordinary shares, represented by American Depositary Shares, or ADSs, warrants, and units (collectively, the “securities”), as described in this prospectus. The aggregate initial offering price of the securities that we may offer and sell under this prospectus will not exceed $75 million.

We may offer and sell any combination of the securities described in this prospectus in different series, at times, in amounts, at prices and on terms to be determined at or prior to the time of each offering. This prospectus describes the general terms of these securities and the general manner in which these securities will be offered. Each time we offer any securities pursuant to this prospectus, we will provide specific information about the offering and the specific terms, amounts and offering prices of the securities being offered in one or more prospectus supplements, which may also add to, update, supplement or clarify information contained in this prospectus.

We may offer and sell our securities to or through one or more agents, underwriters, dealers or other third parties or directly to one or more purchasers on a continuous or delayed basis. If any agents or underwriters are involved in the sale of any of these securities, the applicable prospectus supplement will set forth the names of the agents or underwriters and any applicable fees, commissions or discounts. Our net proceeds from the sale of securities, if any, will also be set forth in the applicable prospectus supplement. For general information about the distribution of securities offered, please see “Plan of Distribution” beginning on page 29.

Our ADSs are listed on the Nasdaq Capital Market under the symbol “AKTX”. On July 25, 2025, the closing price of our ADSs was $1.12 per ADS.

_______________

Investing in our securities involves risks. Before buying any offered securities, you should carefully consider the risk factors contained in this prospectus under the heading “Risk Factors,” beginning on page 2 of this prospectus and in the “Risk Factors” section of the documents incorporated by reference in this prospectus.

_______________

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR PASSED UPON THE ADEQUACY OR ACCURACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

_______________

The date of this prospectus is July 31, 2025.

i

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement on Form S-3 that we filed with the U.S. Securities and Exchange Commission (the “SEC”) under the Securities Act of 1933, as amended (the “Securities Act”), using a “shelf” registration process. Under this shelf process, we may sell the securities described in this prospectus in one or more offerings up to a total price to the public of $75,000,000. As allowed by the SEC rules, this prospectus does not contain all of the information included in the registration statement. For further information, we refer you to the registration statement, including its exhibits. Statements contained in this prospectus about the provisions or contents of any agreement or other document are not necessarily complete. If the SEC’s rules and regulations require that an agreement or document be filed as an exhibit to the registration statement, please see that agreement or document for a complete description of these matters.

This prospectus provides you with only a general description of the securities we may offer. Each time we offer securities, we will provide a prospectus supplement that will describe the specific amounts, prices and terms of the offered securities. Any prospectus supplement may also add, update or change information contained in this prospectus. Any statement that we make in this prospectus will be modified or superseded by any inconsistent statement made by us in a prospectus supplement.

You should carefully read both this prospectus and any applicable prospectus supplement and any related free writing prospectus, together with additional information incorporated herein by reference as described under the headings “Where You Can Find More Information” and “Incorporation of Certain Documents By Reference” before deciding to invest in any of the securities being offered. Information incorporated by reference after the date of this prospectus is considered a part of this prospectus and may add, update or change information contained in this prospectus. Any information in such subsequent filings that is inconsistent with this prospectus or any prospectus supplement will supersede the information in this prospectus or such prospectus supplement.

We have not authorized any other person to provide you with additional or different information than the information contained or incorporated by reference in this prospectus, any prospectus supplement and any free writing prospectus related to the applicable securities that is prepared by us or on our behalf or that is otherwise authorized by us. We do not take responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. We will not make an offer to sell these securities in any jurisdiction where the offer or sale is not permitted. You should assume that the information appearing in this prospectus, as well as information we have previously filed with the SEC and incorporate herein by reference, is accurate only as of the date on the front cover of this prospectus. Our business, financial condition, results of operations and prospects may have changed since that date.

References in this prospectus to the “Registrant,” “Akari,” “we,” “us,” and “our” refer to Akari Therapeutics, PLC and its subsidiaries unless the context requires otherwise.

1

Risk Factors

Investing in our securities involves risks. Before deciding to purchase any of our securities, you should carefully consider the discussion of risks and uncertainties under the heading “Item 1A. Risk Factors” contained in our Annual Report on Form 10-K for the fiscal year ended December 31, 2024 filed with the SEC on April 15, 2025, which is incorporated by reference in this prospectus, and under similar headings in our subsequently filed Quarterly Reports on Form 10-Q and Annual Reports on Form 10-K, as well as the other risks and uncertainties described in any applicable prospectus supplement and in the other documents incorporated by reference in this prospectus. See the section entitled “Where You Can Find More Information” on page 32 of this prospectus. The risks and uncertainties we discuss in the documents incorporated by reference in this prospectus are those we currently believe may materially affect our company. Additional risks and uncertainties not presently known to us or that we currently believe are immaterial also may materially and adversely affect our business, financial condition and results of operations.

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Note Regarding Forward Looking Statements

This prospectus contains or incorporates by reference forward-looking statements and readers are cautioned that our actual results may differ materially from those discussed in the forward-looking statements. All statements other than statements of historical facts contained in this prospectus, including statements regarding our strategy, future operations, future financial position, future revenue, projected costs, prospects, plans, objectives of management and expected market growth are forward-looking statements. These statements involve known and unknown risks, uncertainties and other important factors that may cause our actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by the forward-looking statements. Words such as “may,” “anticipate,” “estimate,” “expects,” “projects,” “intends,” “plans,” “believes” and words and terms of similar substance used in connection with any discussion of future operating or financial performance, identify forward-looking statements. Forward-looking statements represent management’s present judgment regarding future events and are subject to a number of risks and uncertainties that could cause actual results to differ materially from those described in the forward- looking statements. Such risks and uncertainties include, but are not limited to:

●	we have a history of operating losses and cannot give assurance of future revenues or operating profits;

●	we will require substantial additional capital to fund our operations, and if we are unable to obtain such capital, we will be unable to successfully develop and commercialize any product candidates;

●	we have identified material weaknesses in our internal control over financial reporting;

●	we have not initiated clinical studies for any of the programs in our active pipeline or entered into any strategic partnerships regarding the continued development of our legacy pipeline assets and, as a result, it may be years before we commercialize a product candidate, if ever;

●	if preclinical studies or clinical trials of our product candidates are prolonged or delayed, we may be unable to obtain required regulatory approvals, and therefore be unable to commercialize our product candidates or any of our future product candidates on a timely basis or at all;

●	we may encounter substantial delays in the commencement, enrollment or completion of clinical trials or we may fail to demonstrate safety and efficacy to the satisfaction of applicable regulatory authorities, which could prevent us from commercializing any product candidates we determine to develop on a timely basis, if at all;

●	serious adverse events, undesirable side effects or other unexpected properties of our product candidates may be identified during development or after approval, which could lead to the discontinuation of our development programs, refusal by regulatory authorities to approve our product candidates or, if discovered following marketing approval, revocation of marketing authorizations or limitations on the use of our product candidates, any of which would limit the commercial potential of such product candidates;

●	our proprietary ADC Platform is based on novel technologies that are unproven and may not result in approvable or marketable products, which exposes us to unforeseen risks and makes it difficult for us to predict the time and cost of product development and potential for regulatory approval, and we may not be successful in our efforts to expand our development portfolio of product candidates;

●	interim, initial, or preliminary results from our preclinical testing or clinical trials that we announce or publish from time to time may change as more patient data become available and are subject to additional audit, validation and verification procedures that could result in material changes in the final data;

●	we or a future strategic partner may choose to, or may be required to, suspend, repeat, or terminate clinical trials of our assets if they are not conducted in accordance with regulatory requirements, the results are negative or inconclusive or the trials are not well designed;

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●	our employees, independent contractors, principal investigators, contract research organizations, consultants, vendors and collaboration partners may engage in misconduct or other improper activities, including non-compliance with regulatory standards;

●	our industry is highly competitive, and our product candidates may become obsolete;

●	if we are unable to establish sales, marketing and distribution capabilities on our own or through collaborations with partners, we may not be successful in commercializing any approved drugs;

●	even if any of our current or future product candidates receive marketing approval, such product candidates may fail to achieve market acceptance by physicians, patients, third-party payors or others in the medical community necessary for commercial success, in which case we may not generate significant revenues or become profitable;

●	even if we are able to commercialize any product candidate, the third-party payor coverage and reimbursement status of newly-approved products is uncertain and failure to obtain or maintain adequate coverage and reimbursement for our product candidates could limit our ability to market those products and decrease our ability to generate revenue;

●	our future growth may depend, in part, on our ability to commercialize products in foreign markets, where we would be subject to additional regulatory burdens and other risks and uncertainties;

●	EU drug marketing and reimbursement regulations may materially affect our ability to market and receive coverage for our products in the EU Member States;

●	our success depends in part on our ability to protect our intellectual property and proprietary technologies;

●	we rely on third parties to conduct, supervise and monitor our preclinical studies and clinical trials, and to manufacture our product candidates, and if those third parties perform in an unsatisfactory manner it may harm our business;

●	we are currently operating in a period of economic uncertainty and capital markets disruption, which has been significantly impacted by geopolitical instability and our business, financial condition and results of operations could be materially adversely affected by any negative impact on the global economy and capital markets resulting from the geopolitical tensions or high inflation;

●	our business is subject to risks associated with conducting business internationally;

●	insiders own a significant amount of our outstanding shares which could delay or prevent a change in corporate control or result in the entrenchment of management and/or the board of directors;

●	future sales and issuances of our ordinary shares or ADSs or rights to purchase ordinary shares or ADSs pursuant to our equity incentive plans could result in additional dilution;

●	we have in the past and may in the future fail to meet the requirements for continued listing on Nasdaq, causing our ADSs to be delisted;

●	the rights of our shareholders may differ from the rights typically offered to shareholders of a U.S. corporation; and

●	other risks and uncertainties, including those described under the caption “Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2024, as such risk factors may be amended, supplemented or superseded from time to time by our subsequent periodic reports we file with the SEC.

4

We have based these forward-looking statements largely on our current expectations, estimates, forecasts, and projections about future events and financial trends that we believe may affect our financial condition, results of operations, business strategy, and financial needs. In light of the significant uncertainties in these forward-looking statements, you should not rely upon forward-looking statements as predictions of future events. Although we believe that we have a reasonable basis for each forward-looking statement contained in this prospectus, we cannot guarantee that the future results, levels of activity, performance, or events and circumstances reflected in the forward-looking statements will be achieved or occur at all. You should refer to the section titled “Risk Factors” this prospectus, any applicable prospectus supplement and the documents we incorporate by reference herein and therein for a discussion of important factors that may cause our actual results to differ materially from those expressed or implied by our forward-looking statements. Furthermore, if our forward-looking statements prove to be inaccurate, the inaccuracy may be material. Except as required by law, we undertake no obligation to publicly update any forward-looking statements, whether as a result of new information, future events or otherwise.

You should read this prospectus, any applicable prospectus supplement and the documents incorporated by reference herein and therein completely and with the understanding that our actual future results may be materially different from what we expect. We qualify all of the forward-looking statements in this prospectus by these cautionary statements.

5

The Company

This summary highlights selected information about us and does not contain all the information that is important to you. You should carefully read this prospectus, each applicable prospectus supplement and the documents to which we have referred to in “Incorporation of Certain Documents by Reference” on page 31 of this prospectus for information about us and our financial condition and results of operation.

Overview

We are an oncology company developing next-generation antibody-drug conjugates (“ADCs”) designed around novel proprietary cancer-killing toxins (“payloads”). We believe these novel payloads may have the potential to transform the efficacy and safety outcomes of ADCs as cancer therapies beyond options that are currently available or in development.

ADCs are a class of cancer therapies that combine the precision targeting of antibodies with payload toxins that attack cancer cells. To date, innovation in the field of ADC therapies has focused primarily on the development of novel antibodies linked to existing classes of payload toxins. For example, there is a range of approved ADCs with antibodies that target the Her2, Trop2, CD19, CD22, CD30, Nectin-4, Tissue Factor, and FR alpha antibodies. But there is a surprising lack of diversity in the payload toxins to which those antibodies are linked, as all of these marketed products, and more than 90% of ADCs in late-stage clinical development of which we are aware, utilize payloads from just two standard classes: (1) microtubule inhibitors or (2) DNA-damaging agents such as topoisomerase I inhibitors.

Our differentiated ADC discovery and development platform (our “ADC Platform”) enables us to generate a range of ADC product candidates that pair our novel payloads with biologically validated antibody targets prevalent in cancer tumors. We believe that our focus on the development of ADCs that utilize our novel payloads may allow us to develop ADCs with benefits that include:

●	more effective cancer-killing properties, or cytotoxicity;

●	generation of greater numbers of neoepitopes than currently available ADCs, leading to activation of both B-cells and T-cells in the tumor microenvironment to generate an immune response that has the potential to continue to kill cancer cells in the tumor microenvironment and throughout the body;

●	ability to be used in combination with checkpoint inhibitors to potentially deliver synergistic efficacy results (more than additive);

●	sustained duration of response of tumor regression or elimination;

●	reduced tumor resistance; and

●	improved safety and tolerability relative to ADCs that are currently available.

Our lead product candidate is AKTX-101, a preclinical stage Trop2-targeting ADC that combines PH1 with the Trop2 antibody, which is expressed in the highest number of solid tumor cancer types, including lung, breast, colon and prostate. We aim to establish AKTX-101 as a best-in-class Trop2-targeting ADC for the treatment of a variety of solid tumors.

We acquired the ADC Platform in connection with the acquisition of Peak Bio (the “Merger”). Prior to that time, we were primarily focused on advancing our former lead product candidates nomacopan and PAS-nomacopan (longer-acting nomacopan that is PASylated). Since the closing of the Merger, we have focused substantially all of our efforts on the development of ADCs and our ADC Platform. We have suspended further internal development of our legacy programs, nomacopan and PAS-nomacopan, and intend to seek strategic partners to advance their development externally. For our PHP-303 program, a program that Peak Bio had advanced prior to the closing of the Merger, we intend to seek strategic partners for it as well to further its development externally.

6

Our activities since inception have consisted of performing research and development activities and raising capital.

We do not have any products available for commercial sale, and we have not generated any product revenue from our portfolio of product candidates or other sources. Our ability to generate revenue sufficient to achieve profitability, if ever, will depend on the successful development and eventual commercialization of our potential therapies, which we expect, if it ever occurs, will take a number of years. The research and development efforts require significant amounts of additional capital and adequate personnel infrastructure. There can be no assurance that our research and development activities will be successfully completed, or that our potential therapies will be commercially viable.

Recent Developments

Appointment of New President and Chief Executive Officer

On March 14, 2025, we entered into an Executive Offer of Employment Agreement (as amended by a subsequent Chief Executive Officer Letter Agreement, dated March 18, 2025) with Mr. Abizer Gaslightwala pursuant to which Mr. Gaslightwala will serve as our President and Chief Executive Officer, effective on April 21, 2025. Mr. Gaslightwala will earn a base salary, which includes an annual cash bonus target, and receive share-based payment compensation based on time service and the achievement of specific performance criteria.

March 2025 Private Placement

On March 2, 2025, we entered into the March 2025 Purchase Agreement, pursuant to which we agreed to sell and issue in a private placement (the “March 2025 Offering”) an aggregate of 6,637,626 ADSs, or prefunded warrants in lieu thereof (“Pre-Funded Warrants”), and, in each case, Series A Warrants and Series B Warrants, together with the Pre-Funded Warrants and Series A Warrants, the “Warrants,” and together with the ADSs or Pre-Funded Warrants, the “Units”)). The Units consist of (i) for investors committing less than $1.0 million in the March 2025 Offering (“Tier 1 Investors”) one ADS or Pre-Funded Warrant plus a Series A Warrant to purchase one ADS and a Series B Warrant to purchase one ADS, (ii) for investors committing at least $1.0 million but less than $3.0 million in the March 2025 Offering (“Tier 2 Investors”) one ADS or Pre-Funded Warrant plus a Series A Warrant to purchase 1.25 ADSs and a Series B Warrant to purchase one ADS, and (iii) for investors committing $3.0 million or more in the March 2025 Offering (“Tier 3 Investors”), one ADS or Pre-Funded Warrant plus a Series A Warrant to purchase 1.5 ADSs and a Series B Warrant to purchase one ADS. The purchase price per Unit for investors purchasing ADSs is equal to $0.87 plus (a) $0.25 for Tier 1 Investors, (b) $0.28125 for Tier 2 Investors, or (c) $0.3125 for Tier 3 Investors (the “ADS Unit Purchase Price”). The purchase price per Pre-Funded Warrant and accompanying Series A Warrant and Series B Warrant is equal to $0.67 (which represents the ADS purchase price minus the $0.20 exercise price for such Pre-Funded Warrant) plus (a) $0.25 for Tier 1 Investors, (b) $0.28125 for Tier 2 Investors, or (c) $0.3125 for Tier 3 Investors (the “Pre-Funded Unit Purchase Price”).

As part of the March 2025 Offering, Dr. Hoyoung Huh, our Chairman of the Board, agreed to purchase $1 million of Units, with the purchase price thereof to be satisfied through his agreement to cancel and extinguish $1.0 million of notes previously issued to him by the Company (the “Note Termination”) for an equal amount of ordinary shares and warrants.

The net proceeds from the March 2025 Offering, after deducting placement agent fees and other offering expenses payable by us, were approximately $6.0 million, of which $4.0 million was received in April 2025.

In addition to a cash commission, the placement agent was also paid three percent (3%) of the total number of ADSs issued in the March 2025 Offering, including any of the ADSs issuable upon exercise of the Pre-Funded Warrants (excluding the ADSs issued to Dr. Huh in respect to the Note Termination).

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Pipeline Prioritization of the Merged Companies

In May 2024, we announced the completion of a joint portfolio prioritization review pursuant to which the anticipated combined entity, following completion of the proposed Merger (as defined below), will focus on Peak Bio’s ADC platform technology. As a result, our clinical stage nomacopan program in HSCT-TMA was suspended, with enrollment in our pediatric clinical study discontinued due to cost and timeline. Our preclinical PAS-nomacopan program in Geographic Atrophy (“GA”) has also been suspended from further internal development and we are looking for an external licensing partner to continue its further development. Following the closing of the Merger on November 14, 2024, we expanded our pipeline of assets from Peak Bio spanning preclinical to clinical stage development with the addition of Peak Bio’s proprietary ADC technology platform with novel payload and linker technologies, as well as the Peak Bio PHP-303 small molecule selective and reversible neutrophil elastase inhibitor. The ADC program includes a novel pre-clinical ADC candidate AKTX-101 targeting TROP-2. By potentially combining our ADC program with other immunotherapy strategies, we aim to develop cutting-edge solutions for cancer patients. Further, related to our PHP-303 program, we expect to emphasize partnering/collaboration and licensing opportunities with broad potential impact on patients.

Restructuring and Reduction-in-Force

In May 2024, we implemented a reduction-in-force (the “RIF”) of approximately 67% of our total workforce, as a result of the previously announced program prioritization under which our nomacopan HSCT-TMA program was suspended. The RIF was part of an operational restructuring plan and included the elimination of certain senior management positions and was completed by the end of the second quarter of 2024. The purpose of the restructuring plan, including the RIF, was to reduce HSCT-TMA related operating costs, while supporting the execution of our long-term strategic plan. For additional information, refer to Note 14 of our unaudited condensed consolidated financial statements included in this Form 10-Q.

Merger Agreement

On November 14, 2024, we completed the previously announced business combination contemplated by the Merger Agreement with Peak Bio, pursuant to which, upon the terms and subject to the conditions thereof, Merger Sub was merged with and into Peak Bio, with Peak Bio surviving such merger as our wholly owned subsidiary.

For additional information on the Merger, refer to our Form 10-K for the fiscal year ended December 31, 2024.

Corporate Information

Our principal office is located at 22 Boston Wharf Road FL 7, Boston, Massachusetts 02210, and our telephone number is (929) 274-7510. Our website address is www.akaritx.com. The information contained on, or accessible through, our website is not incorporated by reference into this prospectus, and you should not consider any information contained in, or that can be accessed through, our website as part of this prospectus or in deciding whether to purchase our securities.

8

Use of Proceeds

The price or prices to the public of our securities and any net proceeds we expect to receive from the sale of such securities will be described in the applicable prospectus supplement. Unless otherwise specified in the applicable prospectus supplement, any proceeds we receive from the sale of the securities to which the prospectus relates will be used for general corporate purposes. We will have significant discretion in the use of any net proceeds we receive and may invest the net proceeds temporarily until we use them for their stated purpose.

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Unaudited Pro Forma Condensed Combined Financial Information

On November 14, 2024, we completed our previously announced strategic combination contemplated by the Agreement and Plan of Merger, or the Merger Agreement, pursuant to which Pegasus Merger Sub, Inc., a Delaware corporation and a wholly-owned subsidiary of Akari, or Merger Sub, merged with and into Peak Bio, Inc., or Peak Bio, with Peak Bio surviving the acquisition as a wholly owned subsidiary of Akari, or the Closing. Peak Bio, organized under the laws of Delaware, was a biotechnology company with a portfolio of potential therapies focused on cancer and immunological diseases. We acquired all outstanding equity interests in Peak Bio, which includes Peak Bio’s therapeutic pipeline consisting of one clinical stage and one preclinical stage asset supported by an intellectual property portfolio consisting of various granted and pending patents in various jurisdictions worldwide.

Peak Bio’s pipeline included an ADC Platform for oncology and PHP-303 program for genetic disease, liver disease and inflammation, specifically for Alpha-1 antitrypsin deficiency, or AATD.

Per the terms of the Merger Agreement, at the Closing, we issued a total of 12,613,942 Akari ADSs which reflected the conversion of each issued and outstanding share of Peak Bio common stock, par value $0.0001, or Peak Bio Common Stock, into the right to receive Akari ADSs representing a number of Akari ordinary shares, par value $0.0001 per share, or Akari Ordinary Shares, equal to 0.2935, or the Exchange Ratio. The Exchange Ratio was calculated in accordance with the terms of the Merger Agreement and is such that the total number of shares of Akari ADSs issued in connection with the acquisition is approximately 48.4% of the outstanding shares of Akari on a fully diluted basis.

At the Closing, each warrant to purchase capital stock of Peak Bio, or Peak Warrant, and option to acquire shares of Peak Bio Common Stock, or Peak Option, was converted into warrants to purchase a number of Akari Ordinary Shares or Akari ADSs, as determined by Akari, or Adjusted Warrants, and options to purchase a number of Akari Ordinary Shares or Akari ADSs, as determined by Akari, or Adjusted Options, respectively, based on the Exchange Ratio. The Adjusted Warrants and the Adjusted Options have substantially similar terms and conditions as were applicable to the Peak Warrants and Peak Options immediately prior to the Closing.

The unaudited pro forma condensed combined financial information is provided for illustrative purposes only, does not necessarily reflect what the actual consolidated results of operations would have been had the acquisition occurred on January 1, 2024 and may not be useful in predicting future consolidated results of operations.

The unaudited pro forma combined statement of operations and comprehensive loss for the year ended December 31, 2024 combine the historical statements of operations of Akari and Peak Bio, giving effect to the Merger as if it had occurred on January 1, 2024.

The following unaudited pro forma condensed combined financial information presents the pro forma effects of the Merger.

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UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS

AND COMPREHENSIVE LOSS

FOR THE YEAR ENDED DECEMBER 31, 2024

					Pro Forma
	Akari		Transaction		Combined Akari
(In thousands, except share and per share amounts)	Therapeutics, Plc	Peak Bio, Inc.	Accounting Adjustments	Note References	Therapeutics, Plc
Operating expenses:
Research and development	$6,983	$365	$-		$7,348
General and administrative	9,664	3,661	-		13,325
Merger-related costs	3,273	-	-		3,273
Restructuring and other costs	1,723	-	-		1,723
Total operating expenses	21,643	4,026	-		25,669
Loss from operations	(21,643)	(4,026)	-		(25,669)
Other income (expense):
Interest income	8	-	-		8
Interest expense	(244)	(3,130)	2,958	A	(416)
Change in fair value of warrant liabilities	2,085	-	-		2,085
Change in fair value of derivative liability	-	(1,370)	1,370	A	-
Foreign currency exchange loss, net	6	-	-		6
Cancellation of trade liability	-	208	-		208
Gain on extinguishment of lease termination	-	4,305	-		4,305
Gain on settlement of derivative liability	-	4,285	(4,285)	A	-
Other expense, net	(3)	-	-		(3)
Total other income (expense), net	1,852	4,298	43		6,193
Net (loss) income	$(19,791)	$272	$43		$(19,476)

Net (loss) per share - basic and diluted	$(0.00)	$(0.61)	$0.00		$(0.00)

Weight-average number of ordinary shares used in computing net (loss) income per share:
˗˗ Basic and Diluted	23,888,010,485	23,124,888	21,919,309,049	B	45,807,319,534

Comprehensive (loss) income:
Net (loss) income	$(19,791)	$272	$43		(19,476)
Other comprehensive income, net of tax:					-
Foreign currency translation adjustment	302	59	-		361
Total other comprehensive income, net of tax	302	59	-		$361
Total other comprehensive (loss) income	$(19,489)	$331	$43		$(19,115)

See accompanying notes to Unaudited Pro Forma Condensed Combined Financial Information

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NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION

Note 1. Transaction Accounting Adjustments

Transaction adjustments are necessary to reflect the impact on the statement of operations and comprehensive loss of the acquisition as if the companies had been combined as of January 1, 2024. The transaction adjustments included in the unaudited pro forma condensed combined financial information are as follows:

A.	Reflects the elimination of interest expense on convertible notes, and related changes in fair value of derivative liability and gain on settlement of derivative liability, which were converted immediately prior to the closing of the Merger.

B.	Represents the number of shares added to the weighted average shares outstanding as of December 31, 2024, consisting of 25,227,884,000 ordinary shares issued to Peak Bio stockholders.

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Description of Share Capital and Articles of Association

General

Our securities include (a) our ordinary shares, par value $0.0001 per share, and (b) our ADSs, each representing 2,000 ordinary shares. Our ordinary shares are registered under the Exchange Act not for trading, but only in connection with the listing of the ADSs on the Nasdaq Capital Market.

Our ADSs are listed on the Nasdaq Capital Market under the trading symbol “AKTX.”

The following is a description of certain of the rights of (i) the holders of ordinary shares and (ii) ADS holders. Ordinary shares underlying the outstanding ADSs are held by Deutsche Bank Trust Company Americas, as depositary.

Issued Share Capital

Certain resolutions were passed by the Company’s shareholders at a general meeting on November 7, 2024 including in respect of a general authorization of our directors for the purposes of section 551 of the Companies Act 2006 to allot shares in the Company and to grant rights to subscribe for or to convert any security into shares in the Company up to an aggregate nominal amount of $5,546,667 until November 6, 2029 (unless otherwise renewed, varied or revoked by the Company in general meeting) and (ii) empowering our directors pursuant to section 570 of the Companies Act 2006 to allot equity securities for cash pursuant to the section 551 authority referred to above as if the statutory preemption rights under section 561(1) of the Companies Act and any pre-emption rights in the Articles did not apply to such allotments for the same period.

This is in addition to all subsisting authorities to allot shares in the Company including pursuant to the resolutions passed by the Company’s shareholders at the Company’s annual general meeting on June 30, 2023 in respect of: (i) a general authorization of our directors for the purposes of section 551 of the Companies Act 2006 to allot shares in the Company and to grant rights to subscribe for or to convert any security into shares in the Company up to an aggregate nominal amount of $3,500,000 until June 30, 2028 (unless otherwise renewed, varied or revoked by the Company in general meeting); and (ii) empowering our directors pursuant to section 570 of the Companies Act 2006 to allot equity securities for cash pursuant to the section 551 authority referred to above as if the statutory preemption rights under section 561(1) of the Companies Act and any pre-emption rights in the Articles did not apply to such allotments for the same period.

The Company’s shareholders at the Company’s annual general meeting on June 30, 2025, passed resolutions in respect of: (i) a general authorization of our directors for the purposes of section 551 of the Companies Act 2006 to allot shares in the Company and to grant rights to subscribe for or to convert any security into shares in the Company up to an aggregate nominal amount of $20,000,000 until June 30, 2030 (unless otherwise renewed, varied or revoked by the Company in general meeting) and this resolution revokes and replaces all unexercised authorities previously granted to the directors to allot shares; and (ii) empowering our directors pursuant to section 570 of the Companies Act 2006 to allot equity securities for cash pursuant to the section 551 authority referred to above as if the statutory preemption rights under section 561(1) of the Companies Act and any pre-emption rights in the Articles did not apply to such allotments for the same period.

As of March 31, 2025, the Company’s issued share capital was 57,752,981,523 with a nominal value of $0.0001 per share.

Ordinary Shares

In accordance with the Articles, the following summarizes the rights of holders of, and attaching to, the Company’s ordinary shares:

●	each holder of the Company’s ordinary shares is entitled to one vote per ordinary share on all matters to be voted on by shareholders generally;

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●	the holders of the Company’s ordinary shares shall be entitled to receive notice of, attend, speak and vote at the Company’s general meetings; and

●	holders of the Company’s ordinary shares are entitled to receive such dividends as are recommended by the directors and declared by the shareholders, to be justified by the distributable profits of the Company.

Articles of Association

A summary of certain key provisions of the Articles is set out below. The summary below is not a complete copy of the terms of the Articles. For further information, please refer to the full version of the Articles filed as Exhibit 3.1 to the Annual Report on Form 10-K.

The Articles contain no specific restrictions on the Company’s purpose and therefore, by virtue of section 31(1) of the Companies Act 2006, the Company’s purpose is unrestricted.

The Articles contain, among other things, provisions to the following effect:

Share Capital

The Company’s share capital currently consists of ordinary shares. The Board may, in accordance with section 551 of the Companies Act 2006, allot, grant options over, issue warrants to subscribe, offer or otherwise deal with or dispose of any shares of the Company to such persons, at such times and generally on such terms and conditions as they may determine, including issuing shares with such preferred or deferred rights as resolved by the Company in general meeting.

Voting

Holders of ordinary shares have one vote for each ordinary share held on all matters submitted to a vote of shareholders. These voting rights may be affected by the grant of any special voting rights to the holders of a class of shares with preferential rights that may be authorized in the future.

Modification of Rights

Subject to the Statutes and the Articles, whenever the Company’s share capital is divided into different classes of shares, all or any of the special rights or privileges attached to any class may be varied or abrogated with the consent in writing of the holders of at least three-fourths in nominal value of that class (excluding any shares of that class held as treasury shares) or with the sanction of a special resolution passed at a separate meeting of the holders of that class, but not otherwise. The quorum at any such meeting is two or more persons holding, or representing by proxy, at least one-third in nominal value of the issued shares in question.

Dividends

The Company in general meeting may declare dividends in respect of the profits of the Company available for distribution. The Board may, subject to the provisions of the Companies Act 2006 and the Articles, from time to time, pay to the members such interim dividends as appear to the Board to be justified by the distributable profits of the Company.

Any dividend which has remained unclaimed for a period of twelve (12) years from the date on which such dividend becomes due for payment will, if the Board so resolve, be forfeited and cease to remain owing by the Company and will from then on belong to the Company absolutely. No dividend will bear interest as against the Company.

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Liquidation

If the Company is wound up, whether the liquidation is voluntary, under supervision or by the court, the liquidator may, with the authority of a special resolution, divide among the members (excluding any holding shares or treasury shares) in specie the whole or part of the assets of the Company, whether or not the assets consist of property of one kind or of different kinds. For those purposes the liquidator may set such value as he deems fair upon any one or more class or classes of property and may determine how such division will be effected as between the members or different classes of members. If any such division is carried out otherwise than in accordance with the existing rights of the members, every member will have the same right of dissent and other ancillary rights as if such resolution were a special resolution passed in accordance with section 110, Insolvency Act 1986. The liquidator may, with the same authority, vest any part of the assets in trustees upon such trusts for the benefit of members as the liquidator, with the same authority, thinks fit and the liquidation of the Company may be closed and the Company dissolved. No member will be compelled to accept any shares in respect of which there is a liability.

Transfer of Ordinary Shares in Certificated Form

Each shareholder may transfer all or any of his or her shares which are in certificated form by means of an instrument of transfer in any usual form or in any other form which the Board may approve. The instrument must be executed by or on behalf of the transferor and (except in the case of a share which is fully paid up) by or on behalf of the transferee but need not be under seal.

Subject to applicable law, the Board may refuse to register a transfer or a certified share unless the instrument of transfer:

●	is in respect of only one class of shares;

●	is in favor of not more than four joint transferees;

●	is duly stamped (if required);

●	is in compliance with all applicable rules and regulations; and

●	is lodged at our registered office or such other place as the Board may decide accompanied by the certificate for the shares to which it relates (except in the case of a transfer by a recognized person to whom no certificate was issued) and such other evidence (if any) as the Board may reasonably require to prove the title of the transferor and the due execution by him or her of the transfer or, if the transfer is executed by some other person on their behalf, the authority of that person to do so.

The Board may in its absolute discretion and without giving any reasons, refuse to register any transfer of a certificated share which is not fully paid, but this discretion may not be exercised in such a way as to prevent dealings in the shares from taking place on an open and proper basis.

Preemptive Rights

There are no rights of preemption under the Articles in respect of transfers of issued ordinary shares. In certain circumstances, our shareholders have preemptive rights with respect to new issuances of equity securities. As set out in the section “Issued Share Capital”, the shareholders have approved by resolution in general meeting or annual general meeting the disapplication of preemptive rights in connection with new issuances of equity securities up to certain authorized amounts.

Alteration of Share Capital

We may, in accordance with the Companies Act 2006, by ordinary resolution:

●	consolidate and divide all or any of our share capital into shares of larger nominal value than its existing shares;

●	subdivide its shares, or any of them, into shares of smaller nominal value subject nevertheless to the Companies Act 2006 and all other statutes and secondary legislation for the time being in force relating to companies to the extent that they apply to us, or the Statutes, and reclassify them, and so that the resolution by which any share is subdivided may determine that, as between the holders of the shares resulting from such subdivision, one or more of the shares may have any such preferred or other special rights over or may have such deferred rights or be subject to any such restrictions as compared with the others, as we have power to attach to new shares; and

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●	cancel any shares which, at the date of the passing of the resolution, have not been taken, or agreed to be taken, by any person, and diminish the amount of its share capital by the amount of the shares so cancelled.

We may from time to time by special resolution reduce its share capital, any redenomination reserve, capital redemption reserve or share premium account, and (if permitted by the Statutes) any other non-distributable reserves in any manner authorized by the Statutes and diminish the amount of its share capital by the amount of the shares so cancelled.

Board of Directors

Appointment of Directors

Our directors are categorized into three classes: Class A directors, appointed as director of the Company for a one-year term, Class B directors, appointed as director of the Company for a two-year term, and Class C directors, appointed as director of the Company for a three-year term (in each case subject to reappointment in accordance with the Articles). Unless otherwise determined by the Company in general meeting, the number of directors is not subject to a maximum but must not be fewer than three directors. The chairman of the board shall be elected by the shareholders at a general meeting.

We may from time to time by ordinary resolution increase or reduce the number of directors and may also determine in what rotation such increased or reduced number is to go out of office. We may, by ordinary resolution, appoint any person to be a director, either to fill a casual vacancy or as an additional director.

We and the Board, in general meetings, each have power at any time, and from time to time, to appoint any person to be a director, either to fill a casual vacancy or as an additional director, but so that the total number of directors does not at any time exceed the maximum number, if any, fixed by or in accordance with the Articles at any time. Subject to the provisions of the Statutes and of the Articles, any director so appointed by the directors holds office only until the conclusion of the next following annual general meeting and is eligible for reappointment at that meeting. Any director who retires under this regulation is not taken into account in determining the directors who are to retire by rotation at such meeting.

Each director shall retire at the next general meeting after the term of their office ends. A director retiring at a general meeting, if he or she is not re-appointed, retains office until the meeting appoints someone in their place or, if it does not do so, until the end of that meeting. Subject to the provisions of the Statutes, the directors to retire in every year include, so far as necessary to obtain the required number, any director who wishes to retire and not to offer himself or herself for re-election. Any further directors so to retire are those who have been longest in office since their last appointment or reappointment but, as between persons who became or were last re-appointed directors on the same day, those to retire are determined by the Board at the recommendation of the chairman of the Board. A retiring director is eligible for re-appointment, subject as set out in the Articles.

In any two year period, a majority of the directors must stand for re-election or replacement. In the event that this majority has not been met and the number of directors eligible for retirement by rotation under the provisions of the Articles are not met, any further directors so to retire are those who have been longest in office since their last appointment or re-appointment but, as between persons who became or were last re-appointed directors on the same day, those to retire are determined by the Board at the recommendation of the chairman of the Board. A retiring director is eligible for re-appointment, subject as set out in the Articles.

Proceedings of Directors

Subject to the provisions of the Articles, the Board may regulate their proceedings as they deem appropriate. A director may, and the secretary at the request of a director shall, at any time call a meeting of the directors.

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The quorum necessary for the transaction of the business of the board may be fixed by the directors and, unless so fixed at any other number, is a majority of the board of directors, to include (except in respect of any matter on which he is not eligible to vote) the chairman of the board. A meeting of directors for the time being at which a quorum is present is competent to exercise all powers and discretions for the time being exercisable by the board. Questions arising at any meeting are determined by a majority of votes. In case of an equality of votes, the chairman shall have a casting vote.

General Meetings

We must convene and hold annual general meetings once a year in accordance with the Companies Act 2006. Under the Companies Act 2006, an annual general meeting must be called by notice of at least 21 clear days and a general meeting must be called by notice of at least 14 clear days. The notice is exclusive of the day on which it is served, or deemed to be served, and of the day for which it is given.

No business shall be transacted at any general meeting unless a quorum is present when the meeting proceeds to business, but the absence of a quorum shall not preclude the choice or appointment of a chairperson of the meeting, which shall not be treated as part of the business of the meeting. Save as otherwise provided by the Articles, two  persons entitled to vote at the meeting each being a member or a proxy for a member or a representative of a corporation which is a member, duly appointed as such in accordance with the Statutes, holding in the aggregate at least one-third (33 1/3 percent) of our outstanding share capital, shall constitute a quorum. If at any time we only have one member, such member in person, by proxy or if a corporation by its representative, shall constitute a quorum.

Borrowing Powers

Subject to the Articles and the Companies Act 2006, the Board may:

●	exercise all of our powers as a company to borrow money and to mortgage or charge its undertaking, property and uncalled capital, or any part of it, and subject to the provisions of the Statutes, to issue debentures and other securities whether outright or as collateral security for any debt, liability or obligation of ours or of any third party;

●	secure or provide for the payment of any money to be borrowed or raised by a mortgage of or charge upon all or any part of the undertaking or property of ours, both present and future, and upon any capital remaining unpaid upon our shares whether called up or not, or by any other security;

●	confer upon any mortgagees or persons in whom any debenture or security is vested such rights and powers as they think necessary or expedient;

●	vest any of our property in trustees for the purpose of securing any money so borrowed or raised and confer upon the trustees, or any receiver to be appointed by them, or by any debenture holder, such rights and powers as the Board may think necessary or expedient in relation to the undertaking or our property or its management or realization, or the making, receiving, or enforcing of calls upon the members in respect of unpaid capital, and otherwise;

●	make and issue debentures to trustees for the purpose of further security and we may remunerate any such trustees;

●	give security for the payment of any money payable by us in the same manner as for the payment of money borrowed or raised.

Capitalization of Profits

The directors may, with the authority of an ordinary resolution of ours:

●	resolve to capitalize any of our undivided profits (including profits standing to the credit of any reserve), whether or not they are available for distribution, or any sum standing to the credit of our share premium account, redenomination reserve or capital redemption reserve;

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●	appropriate the profits or sum resolved to be capitalized to the members in proportion to the nominal amount of ordinary shares, whether or not fully paid, held by them respectively, and apply such profits or sum on their behalf, either in or towards paying up the amounts, if any, for the time being unpaid on any shares held by such members respectively, or in paying up in full shares or debentures of ours of a nominal amount equal to such profits or sum, and allot and distribute such shares or debentures credited as fully paid up, to and amongst such members, or as they may direct, in due proportion, or partly in one way and partly in the other;

●	resolve that any shares allotted under this regulation to any member in respect of a holding by him or her of any partly paid ordinary shares will, so long as such ordinary shares remain partly paid, rank for dividends only to the extent that such partly paid ordinary shares rank for dividend;

●	make such provisions by the issue of fractional certificates or by payment in cash or otherwise as the Board think fit for the case of shares or debentures becoming distributable under this regulation in fractions; and

●	authorize any person to enter on behalf of all the members concerned into an agreement with us providing for the allotment to them respectively, credited as fully paid up, of any shares or debentures to which they may be entitled upon such capitalization and any agreement made under such authority being effective and binding on all such members.

Uncertificated Shares

Under and subject to the Uncertificated Securities Regulations 2001 (SI 2001/3755), or the Uncertificated Securities Regulations, the Board may permit title to shares of any class to be evidenced otherwise than by certificate and title to shares of such a class to be transferred by means of a relevant system and may make arrangements for a class of shares (if all shares of that class are in all respects identical) to become a participating class. Title to shares of a particular class may only be evidenced otherwise than by a certificate where that class of shares is at the relevant time a participating class. The Board may also, subject to compliance with the Uncertificated Securities Regulations, determine at any time that title to any class of shares may from a date specified by the Board no longer be evidenced otherwise than by a certificate or that title to such a class shall cease to be transferred by means of any particular relevant system.

●	In relation to a class of shares which is a participating class and for so long as it remains a participating class, no provision of the Articles shall apply or have effect to the extent that it is inconsistent in any respect with:

◌	the holding of shares of that class in uncertificated form;

◌	the transfer of title to shares of that class by means of a relevant system; or

◌	any provision of the Uncertificated Securities Regulations; and, without prejudice to the generality of this article, no provision of the Articles shall apply or have effect to the extent that it is in any respect inconsistent with the maintenance, keeping or entering up by the operator so long as that is permitted or required by the Uncertificated Securities Regulations, of an operator register of securities in respect of that class of shares in uncertificated form.

Shares of a class which is at the relevant time a participating class may be changed from uncertificated to certificated form, and from certificated to uncertificated form, in accordance with and subject as provided in the Uncertificated Securities Regulations.

If, under the Articles or the Statutes, we are entitled to sell, transfer or otherwise dispose of, forfeit, re-allot, accept the surrender of or otherwise enforce a lien over an uncertificated share, then, subject to the Articles and the Statute, such entitlement shall include the right of the Board to: (i) require the holder of the uncertificated share by notice in writing to change that share from uncertificated to certificated form within such period as may be specified in the notice and keep it as a certificated share for as long as the Board requires; (ii) appoint any person to take such other steps, by instruction given by means of a relevant system or otherwise, in the name of the holder of such share as may be required to effect the transfer of such share and such steps shall be as effective as if they had been taken by the registered holder of that share; and (iii) take such other action that the Board considers appropriate to achieve the sale, transfer, disposal, forfeiture, re-allotment or surrender of that share or otherwise to enforce a lien in respect of that share.

Unless the Board determines otherwise, shares which a member holds in uncertificated form shall be treated as separate holdings from any shares which that member holds in certificated form but a class of shares shall not be treated as two classes simply because some shares of that class are held in certificated form and others in uncertificated form.

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Description of American Depositary Shares

Stock Exchange Listing

Our ADSs have been listed on the Nasdaq Capital Market under the symbol “AKTX” since September 21, 2015.

American Depositary Shares

Deutsche Bank Trust Company Americas, as our depositary, registers and delivers the ADSs. Each ADS represents ownership of 2,000 ordinary shares deposited with Deutsche Bank AG, London Branch with its principal office at Winchester House, 1 Great Winchester Street, London EC2N 2DB, U.K., as custodian for the depositary. Each ADS also represents ownership of any other securities, cash or other property, which may be held by the depositary. The depositary’s corporate trust office at which the ADSs are administered is located at 1 Columbus Circle, New York, NY 10019, USA. The principal executive office of the depositary is located at 1 Columbus Circle, New York, NY 10019, USA.

The Direct Registration System, or DRS, is a system administered by The Depository Trust Company, or DTC, pursuant to which the depositary may register the ownership of uncertificated ADSs, which ownership shall be evidenced by periodic statements issued by the depositary to the ADS holders entitled thereto.

We do not treat ADS holders as shareholders and accordingly, ADS holders, do not have shareholder rights. English law governs shareholder rights. The depositary or its custodian is the holder of the ordinary shares underlying the ADSs. A holder of ADSs only has ADS holder rights. A deposit agreement among us, the depositary and the ADS holder, and the beneficial owners of ADSs sets out ADS holder rights as well as the rights and obligations of the depositary. The laws of the State of New York govern the deposit agreement and the ADSs.

The following is a summary of the material provisions of the deposit agreement.

Holding the ADSs

Each holder of ADSs may hold their ADSs either (1) directly (a) by having an American Depositary Receipt, or ADR, which is a certificate evidencing a specific number of ADSs, registered in the name of the holder, or (b) by holding ADSs in the DRS, or (2) indirectly through each holder’s broker or other financial institution. If one holds ADSs directly, then they are an ADS holder. The description set forth herein assumes that each holder holds their ADSs directly. If a holder holds the ADSs indirectly, they must rely on the procedures of their broker or other financial institution to assert the rights of ADS holders described in this section. Each holder of ADSs should consult with their broker or financial institution to find out what those procedures are.

Dividends and Other Distributions

The depositary has agreed to pay to ADS holders the cash dividends or other distributions it or the custodian receives on ordinary shares or other deposited securities, after deducting its fees and expenses. The holder of ADSs receives these distributions in proportion to the number of ordinary shares their ADSs represent as of the record date (which will be as close as practicable to the record date for our ordinary shares) set by the depositary with respect to the ADSs.

●	Cash. The depositary converts any cash dividend or other cash distribution we pay on the ordinary shares or any net proceeds from the sale of any ordinary shares, rights, securities or other entitlements into U.S. dollars if it can do so on a reasonable basis, and can transfer the U.S. dollars to the United States. If that is not possible or lawful or if any government approval is needed and cannot be obtained, the deposit agreement allows the depositary to distribute the foreign currency only to those ADS holders to whom it is possible to do so. The depositary holds the foreign currency it cannot convert for the account of the ADS holders who have not been paid. The depositary does not invest the foreign currency and is not liable for any interest.

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●	Shares. The depositary may distribute additional ADSs representing any ordinary shares we distribute as a dividend or free distribution to the extent reasonably practicable and permissible under law. The depositary only distributes whole ADSs. It will try to sell ordinary shares which would require it to deliver a fractional ADS and distribute the net proceeds in the same way as it does with cash. If the depositary does not distribute additional ADSs, the outstanding ADSs will also represent the new ordinary shares. The depositary may sell a portion of the distributed ordinary shares sufficient to pay its fees and expenses in connection with that distribution.

●	Other Distributions. Subject to receipt of timely notice from us with the request to make any such distribution available to ADS holders, and provided the depositary has determined such distribution is lawful and reasonably practicable and feasible and in accordance with the terms of the deposit agreement, the depositary will send to ADS holders anything else we distribute on deposited securities by any means it thinks is legal, fair and practical. If it cannot make the distribution in that way, the depositary has a choice: it may decide to sell what we distributed and distribute the net proceeds in the same way as it does with cash; or, it may decide to hold what we distributed, in which case ADSs will also represent the newly distributed property. However, the depositary is not required to distribute any securities (other than ADSs) to ADS holders unless it receives satisfactory evidence from us that it is legal to make that distribution. The depositary may sell a portion of the distributed securities or property sufficient to pay its fees and expenses in connection with that distribution.

●	Rights to Purchase Additional Shares. If we offer holders of our ordinary shares any rights to subscribe for additional shares or any other rights, the depositary may after consultation with us and having received timely notice as described in the deposit agreement of such distribution by us, make these rights available to ADS holders. We must first instruct the depositary to make such rights available to ADS holders and furnish the depositary with satisfactory evidence that it is legal to do so. If the depositary decides it is not legal and practical to make the rights available but that it is practical to sell the rights, the depositary will use reasonable efforts to sell the rights and distribute the net proceeds in the same way as it does with cash. The depositary allows rights that are not distributed or sold to lapse. In that case, ADS holders receive no value for them. If the depositary makes rights available to ADS holders, it will exercise the rights and purchase the shares on ADS holders’ behalf. The depositary will then deposit the shares and deliver ADSs to ADS holders. The depositary only exercises rights if ADS holders pay it the exercise price and any other charges the rights require that ADS holders to pay. U.S. securities laws may restrict transfers and cancellation of the ADSs represented by shares purchased upon exercise of rights. For example, ADS holders may not be able to trade these ADSs freely in the United States. In this case, the depositary may deliver restricted depositary shares that have the same terms as the ADSs described in this section except for changes needed to put the necessary restrictions in place.

●	Elective Distributions in Cash or Shares. If we offer holders of our ordinary shares the option to receive dividends in either cash or shares, the depositary, after consultation with us and having received timely notice as described in the deposit agreement of such elective distribution by us, has discretion to determine to what extent such elective distribution will be made available to ADS holders. We must first instruct the depositary to make such elective distribution available to ADS holders and furnish it with satisfactory evidence that it is legal to do so. The depositary could decide it is not legal or reasonably practical to make such elective distribution available to ADS holders, or it could decide that it is only legal or reasonably practical to make such elective distribution available to some but not all holders of the ADSs. In such case, the depositary shall, on the basis of the same determination as is made in respect of the ordinary shares for which no election is made, distribute either cash in the same way as it does in a cash distribution, or additional ADSs representing ordinary shares in the same way as it does in a share distribution. The depositary is not obligated to make available to ADS holders a method to receive the elective dividend in shares rather than in ADSs. There can be no assurance that ADS holders will be given the opportunity to receive elective distributions on the same terms and conditions as the holders of ordinary shares.

The depositary is not responsible if it decides that it is unlawful or impractical to make a distribution available to any ADS holders. We have no obligation to register ADSs, shares, rights or other securities under the Securities Act. We also have no obligation to take any other action to permit the distribution of ADSs, shares, rights or anything else to ADS holders. This means that ADS holders may not receive the distributions we make on our ordinary shares or any value for them if it is illegal or impractical for us to make them available to ADS holders.

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Deposit, Withdrawal and Cancellation

The depositary will deliver ADSs if an ADS holder or its broker deposits ordinary shares or evidence of rights to receive ordinary shares with the custodian. Upon payment of its fees and expenses and of any taxes or charges, such as stamp taxes or stock transfer taxes or fees, the depositary will register the appropriate number of ADSs in the names the ADS holder requests and will deliver the ADSs to or upon the order of the person or persons entitled thereto.

You may turn in your ADSs at the depositary’s corporate trust office or by providing appropriate instructions to your broker. Upon payment of its fees and expenses and of any taxes or charges, such as stamp taxes or stock transfer taxes or fees, the depositary will deliver the ordinary shares and any other deposited securities underlying the ADSs to you or a person you designate at the office of the custodian. Or, at your request, risk and expense, the depositary will deliver the deposited securities at its corporate trust office, if feasible.

The depositary may refuse to accept for surrender ADSs only in the case of (i) temporary delays caused by closing our transfer books or those of the depositary or the deposit of our ordinary shares in connection with voting at a shareholders’ meeting or the payment of dividends, (ii) the payment of fees, taxes and similar charges and (iii) compliance with any laws or governmental regulations relating to depositary receipts or to the withdrawal of deposited securities. Subject thereto, in the case of surrender of a number of ADSs representing other than a whole number of our ordinary shares, the depositary will cause ownership of the appropriate whole number of our ordinary shares to be delivered in accordance with the terms of the deposit agreement and will, at the discretion of the depositary, either (i) issue and deliver to the person surrendering such ADSs a new ADS representing any remaining fractional ordinary share or (ii) sell or cause to be sold the fractional ordinary shares represented by the ADSs surrendered and remit the proceeds of such sale (net of applicable fees and charges of, and expenses incurred by, the depositary and taxes and/or governmental charges) to the person surrendering the ADS.

You may surrender your ADR to the depositary for the purpose of exchanging your ADR for uncertificated ADSs. The depositary will cancel that ADR and will send you a statement confirming that you are the owner of uncertificated ADSs. Alternatively, upon receipt by the depositary of a proper instruction from a holder of uncertificated ADSs requesting the exchange of uncertificated ADSs for certificated ADSs, the depositary will execute and deliver to you an ADR evidencing those ADSs.

Voting Rights

As an ADS holder, you may instruct the depositary how to vote the deposited shares your ADSs represent. Otherwise, you could exercise your right to vote directly if you withdraw the ordinary shares your ADSs represent. However, you may not know about the meeting enough in advance to withdraw the ordinary shares.

If we ask for your instructions and upon timely notice from us as described in the deposit agreement, the depositary will notify you of the upcoming vote and arrange to deliver our voting materials to you. The materials will (1) describe the matters to be voted on and (2) explain how you may instruct the depositary to vote the ordinary shares or other deposited securities underlying your ADSs as you direct.

We cannot assure you that you will receive the voting materials in time to ensure that you can instruct the depositary to vote the ordinary shares underlying your ADSs. In addition, the depositary and its agents are not responsible for failing to carry out your voting instructions or for the manner of carrying out your voting instructions. This means that you may not be able to exercise your right to vote and you may have no recourse if the ordinary shares underlying your ADSs are not voted as you requested.

In order to give you a reasonable opportunity to instruct the depositary as to the exercise of voting rights relating to deposited securities, if we request the depositary to act, we are required to give the depositary 30 days’ advance notice of any such meeting and details concerning the matters to be voted upon sufficiently in advance of the meeting date, and the depositary will mail you a notice.

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Fees and Expenses

As a holder of ADSs, you will be required to pay the following fees to the depositary under the terms of the deposit agreement:

Service:	Fee:
Issuance of ADSs, including issuances resulting from a distribution of shares or rights or other property	Up to $0.05 per ADS issued
Cancellation of ADSs, including in the case of termination of the deposit agreement	Up to $0.05 per ADS cancelled
Distribution of cash dividends or other cash distributions	Up to $0.02 per ADS held
Distribution of ADSs pursuant to share dividends, free share distributions or exercise of rights	Up to $0.05 per ADS held
Operation and maintenance costs in administering the ADSs	An annual fee of $0.02 per ADS held
Inspections of the relevant share register maintained by the local registrar and/or performing due diligence on the central securities depository for England and Wales	An annual fee of $0.01 per ADS held (such fee to be assessed against holders of record as at the date or dates set by the depositary as it sees fit and collected at the sole discretion of the depositary by billing such holders for such fee or by deducting such fee from one or more cash dividends or other cash distributions)

Payment of Taxes

As an ADS holder, you will be responsible for any taxes or other governmental charges payable on your ADSs or on the deposited securities represented by any of your ADSs. The depositary may refuse to register any transfer of your ADSs or allow you to withdraw the deposited securities represented by your ADSs until such taxes or other charges are paid. It may apply payments owed to you or sell deposited securities represented by your ADSs to pay any taxes owed and you will remain liable for any deficiency. If the depositary sells deposited securities, it will, if appropriate, reduce the number of ADSs to reflect the sale and pay to you any net proceeds, or send to you any property, remaining after it has paid the taxes. You agree to indemnify us, the depositary, the custodian and each of our and their respective agents, directors, employees and affiliates for, and hold each of them harmless from, any claims with respect to taxes (including applicable interest and penalties thereon) arising from any tax benefit obtained for you.

Amendment and Termination

We may agree with the depositary to amend the deposit agreement and the ADRs without your consent for any reason. If an amendment adds or increases fees or charges, except for taxes and other governmental charges or expenses of the depositary for registration fees, facsimile costs, delivery charges or similar items, or prejudices a substantial right of ADS holders, it will not become effective for outstanding ADSs until thirty (30) days after the depositary notifies ADS holders of the amendment. At the time an amendment becomes effective, you are considered, by virtue of continuing to hold your ADSs, to have agreed to the amendment and to be bound by the ADRs and the deposit agreement as amended.

The depositary will terminate the deposit agreement if we ask it to do so, in which case the depositary will give notice to you at least 90 days prior to termination. The depositary may also terminate the deposit agreement if the depositary has told us that it would like to resign and we have not appointed a new depositary within 90 days. In such case, the depositary must notify you at least 30 days before termination.

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After termination, the depositary and its agents will do the following under the deposit agreement but nothing else: collect distributions on the deposited securities, sell rights and other property and deliver ordinary shares and other deposited securities upon cancellation of ADSs after payment of any fees, charges, taxes or other governmental charges. Six months or more after termination, the depositary may sell any remaining deposited securities by public or private sale. After that, the depositary will hold the money it received on the sale, as well as any other cash it is holding under the deposit agreement, for the pro rata benefit of the ADS holders that have not surrendered their ADSs. It will not invest the money and has no liability for interest. The depositary’s only obligations will be to account for the money and other cash. After termination, our only obligations will be to indemnify the depositary and to pay fees and expenses of the depositary that we agreed to pay.

Limitations on Obligations and Liability

Limits on our Obligations and the Obligations of the Depositary; Limits on Liability to Holders of ADSs

The deposit agreement expressly limits our obligations and the obligations of the depositary. It also limits our liability and the liability of the depositary. We and the depositary:

●	are only obligated to take the actions specifically set forth in the deposit agreement without gross negligence or willful misconduct;

●	are not liable if either of us is prevented or delayed by law or circumstances beyond our control from performing our obligations under the deposit agreement, including, without limitation, requirements of any present or future law, regulation, governmental or regulatory authority or share exchange of any applicable jurisdiction, any present or future provisions of our memorandum and articles of association, on account of possible civil or criminal penalties or restraint, any provisions of or governing the deposited securities or any act of God, war or other circumstances beyond our control as set forth in the deposit agreement;

●	are not liable if either of us exercises, or fails to exercise, discretion permitted under the deposit agreement;

●	have no obligation to become involved in a lawsuit or other proceeding related to the ADSs or the deposit agreement on your behalf, as an ADS holder, or on behalf of any other party;

●	may rely upon any documents we believe in good faith to be genuine and to have been signed or presented by the proper party;

●	disclaim any liability for any action/inaction in reliance on the advice or information of legal counsel, accountants, any person presenting ordinary shares for deposit, holders and beneficial owners (or authorized representatives) of ADSs, or any person believed in good faith to be competent to give such advice or information;

●	disclaim any liability for inability of any holder to benefit from any distribution, offering, right or other benefit made available to holders of deposited securities but not made available to holders of ADSs; and

●	disclaim any liability for any indirect, special, punitive or consequential damages.

The depositary and any of its agents also disclaim any liability for any failure to carry out any instructions to vote, the manner in which any vote is cast or the effect of any vote or failure to determine that any distribution or action may be lawful or reasonably practicable or for allowing any rights to lapse in accordance with the provisions of the deposit agreement, the failure or timeliness of any notice from us, the content of any information submitted to it by us for distribution to you, as an ADS holder, or for any inaccuracy of any translation thereof, any investment risk associated with the acquisition of an interest in the deposited securities, the validity or worth of the deposited securities, the credit-worthiness of any third party, or for any tax consequences that may result from ownership of ADSs, ordinary shares or deposited securities.

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In the deposit agreement, we and the depositary agree to indemnify each other under certain circumstances.

Requirements for Depositary Actions

Before the depositary will issue, deliver or register a transfer of an ADS, make a distribution on an ADS, or permit withdrawal of ordinary shares, the depositary may require:

●	payment of stock transfer or other taxes or other governmental charges and transfer or registration fees charged by third parties for the transfer of any ordinary shares or other deposited securities and payment of the applicable fees, expenses and charges of the depositary;

●	satisfactory proof of the identity and genuineness of any signature or other information it deems necessary; and

●	compliance with regulations it may establish, from time to time, consistent with the deposit agreement, including presentation of transfer documents.

The depositary may refuse to issue and deliver ADSs or register transfers of ADSs generally when the register of the depositary or our transfer books are closed or at any time if the depositary or we think it is necessary or advisable to do so.

Your Right to Receive the Shares Underlying Your ADSs

You have the right to cancel your ADSs and withdraw the underlying shares at any time except:

●	when temporary delays arise because: (1) the depositary has closed its transfer books or we have closed our transfer books; (2) the transfer of ordinary shares is blocked to permit voting at a shareholders’ meeting; or (3) we are paying a dividend on our ordinary shares;

●	when you owe money to pay fees, taxes and similar charges; or

●	when it is necessary to prohibit withdrawals in order to comply with any laws or governmental regulations that apply to ADSs or to the withdrawal of ordinary shares or other deposited securities.

This right of withdrawal may not be limited by any other provision of the deposit agreement.

Direct Registration System

In the deposit agreement, all parties to the deposit agreement acknowledge that the DRS and Profile Modification System, or Profile, will apply to uncertificated ADSs upon acceptance thereof to DRS by DTC. DRS is the system administered by DTC pursuant to which the depositary may register the ownership of uncertificated ADSs, which ownership shall be evidenced by periodic statements issued by the depositary to the ADS holders entitled thereto. Profile is a required feature of DRS which allows a DTC participant, claiming to act on behalf of an ADS holder, to direct the depositary to register a transfer of those ADSs to DTC or its nominee and to deliver those ADSs to the DTC account of that DTC participant without receipt by the depositary of prior authorization from the ADS holder to register such transfer.

In connection with and in accordance with the arrangements and procedures relating to DRS/Profile, the parties to the deposit agreement understand that the depositary will not verify, determine or otherwise ascertain that the DTC participant which is claiming to be acting on behalf of an ADS holder in requesting registration of transfer and delivery described in the paragraph above has the actual authority to act on behalf of the ADS holder (notwithstanding any requirements under the Uniform Commercial Code). In the deposit agreement, the parties agree that the depositary’s reliance on, and compliance with, instructions received by the depositary through the DRS/Profile system and in accordance with the deposit agreement, shall not constitute negligence or bad faith on the part of the depositary.

Pre-release of ADSs

The deposit agreement permits the depositary to deliver ADSs before deposit of the underlying ordinary shares. This is called a pre-release of the ADSs. The depositary may also deliver ordinary shares upon cancellation of pre-released ADSs (even if the ADSs are cancelled before the pre-release transaction has been closed out). A pre-release is closed out as soon as the underlying ordinary shares are delivered to the depositary. The depositary may receive ADSs instead of ordinary shares to close out a pre-release. The depositary may pre-release ADSs only under the following conditions: (1) before or at the time of the pre-release, the person to whom the pre-release is being made represents to the depositary in writing that it or its customer (a) owns the ordinary shares or ADSs to be deposited, (b) assigns all beneficial rights, title and interest in such ordinary shares or ADSs to the depositary for the benefit of the owners, (c) will not take any action with respect to such ordinary shares or ADSs that is inconsistent with the transfer of beneficial ownership, (d) indicates the depositary as owner of such ordinary shares or ADSs in its records, and (e) unconditionally guarantees to deliver such ordinary shares or ADSs to the depositary or the custodian, as the case may be; (2) the pre-release is fully collateralized with cash or other collateral that the depositary considers appropriate; and (3) the depositary must be able to close out the pre-release on not more than five business days’ notice. Each pre-release is subject to further indemnities and credit regulations as the depositary considers appropriate. In addition, the depositary will normally limit the number of ADSs that may be outstanding at any time as a result of pre-release to 30% of the aggregate number of ADSs then outstanding, although the depositary, in its sole discretion, may disregard the limit from time to time, if it thinks it is appropriate to do so, including (1) due to a decrease in the aggregate number of ADSs outstanding that causes existing pre-release transactions to temporarily exceed the limit stated above or (2) where otherwise required by market conditions. The depositary may also set limits with respect to the number of ADSs and shares involved in pre-release transactions with any one person on a case-by-case basis as it deems appropriate.

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Description of Warrants

We may issue warrants to purchase ordinary shares, including ordinary shares represented by ADSs or other securities. We may issue warrants independently or together with other securities. Warrants sold with other securities may be attached to or separate from the other securities. We will issue warrants under one or more warrant agreements between our company and a warrant agent that we will name in the applicable prospectus supplement. Any such warrant agent will act solely as our agent in connection with the warrants of such series and will not assume any obligation or relationship of agency or trust with any of the holders of the warrants.

The prospectus supplement relating to any warrants we offer will include specific terms relating to the offering, the terms of the warrants and any applicable warrant agreements. These terms will include some or all of the following:

●	the title of the warrants;

●	the aggregate number of warrants offered;

●	the designation, number and terms of the ordinary shares, including ordinary shares represented by ADSs or other securities purchasable upon exercise of the warrants and procedures by which those numbers may be adjusted;

●	the exercise price of the warrants;

●	the dates or periods during which the warrants are exercisable;

●	the designation and terms of any securities with which the warrants are issued;

●	if the warrants are issued as a unit with another security, the date on and after which the warrants and the other security will be separately transferable;

●	if the exercise price is not payable in U.S. dollars, the foreign currency, currency unit or composite currency in which the exercise price is denominated;

●	any minimum or maximum amount of warrants that may be exercised at any one time;

●	any terms relating to the modification of the warrants;

●	if applicable, a discussion of the material U.S. income tax considerations applicable to the issuance or exercise of such warrants;

●	the anti-dilution and adjustment of share capital provisions of the warrants, if any;

●	any circumstances that will cause the warrants to be deemed to be automatically exercised;

●	any terms, procedures and limitations relating to the transferability, exchange or exercise of the warrants; and

●	any other specific terms of the warrants.

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Description of Units

As specified in the applicable prospectus supplement, we may issue units consisting of one or more ordinary shares, including ordinary shares represented by ADSs, warrants, or any combination of such securities. Each unit will be issued so that the holder of the unit is also the holder of each security included in the unit. Thus, the holder of a unit will have the rights and obligations of a holder of each included security. The unit agreement under which a unit is issued may provide that the securities included in the unit may not be held or transferred separately at any time, or at any time before a specified date. The applicable prospectus supplement will describe:

●	the terms of the units and of the ordinary shares, including ordinary shares represented by ADSs and/or warrants comprising the units, including whether and under what circumstances the securities comprising the units may be traded separately;

●	a description of the terms of any unit agreement governing the units;

●	a description of the provisions for the payment, settlement, transfer or exchange of the units; and

●	any material provisions of the governing unit agreement that differ from those described above.

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Forms of Securities

Each warrant will be represented either by a certificate issued in definitive form to a particular investor or by one or more global securities representing the entire issuance of securities. Certificated securities in definitive form and global securities will be issued in registered form. Definitive securities name you or your nominee as the owner of the security, and in order to transfer or exchange these securities or to receive payments other than interest or other interim payments, you or your nominee must physically deliver the securities to the trustee, registrar, paying agent or other agent, as applicable. Global securities name a depositary or its nominee as the owner of the warrants represented by these global securities. The depositary maintains a computerized system that will reflect each investor’s beneficial ownership of the securities through an account maintained by the investor with its broker/dealer, bank, trust company or other representative, as we explain more fully below.

Registered Global Securities

We may issue the registered warrants in the form of one or more fully registered global securities that will be deposited with a depositary or its nominee identified in the applicable prospectus supplement and registered in the name of that depositary or nominee. In those cases, one or more registered global securities will be issued in a denomination or aggregate denominations equal to the portion of the aggregate principal or face amount of the securities to be represented by registered global securities. Unless and until it is exchanged in whole for securities in definitive registered form, a registered global security may not be transferred except as a whole by and among the depositary for the registered global security, the nominees of the depositary or any successors of the depositary or those nominees.

If not described below, any specific terms of the depositary arrangement with respect to any securities to be represented by a registered global security will be described in the prospectus supplement relating to those securities. We anticipate that the following provisions will apply to all depositary arrangements.

Ownership of beneficial interests in a registered global security will be limited to persons, called participants, that have accounts with the depositary or persons that may hold interests through participants. Upon the issuance of a registered global security, the depositary will credit, on its book-entry registration and transfer system, the participants’ accounts with the respective principal or face amounts of the securities beneficially owned by the participants. Any dealers, underwriters or agents participating in the distribution of the securities will designate the accounts to be credited. Ownership of beneficial interests in a registered global security will be shown on, and the transfer of ownership interests will be effected only through, records maintained by the depositary, with respect to interests of participants, and on the records of participants, with respect to interests of persons holding through participants. The laws of some states may require that some purchasers of securities take physical delivery of these securities in definitive form. These laws may impair your ability to own, transfer or pledge beneficial interests in registered global securities.

So long as the depositary, or its nominee, is the registered owner of a registered global security, that depositary or its nominee, as the case may be, will be considered the sole owner or holder of the securities represented by the registered global security for all purposes under the applicable warrant agreement. Except as described below, owners of beneficial interests in a registered global security will not be entitled to have the securities represented by the registered global security registered in their names, will not receive or be entitled to receive physical delivery of the securities in definitive form and will not be considered the owners or holders of the securities under the applicable warrant agreement. Accordingly, each person owning a beneficial interest in a registered global security must rely on the procedures of the depositary for that registered global security and, if that person is not a participant, on the procedures of the participant through which the person owns its interest, to exercise any rights of a holder under the applicable warrant agreement. We understand that under existing industry practices, if we request any action of holders or if an owner of a beneficial interest in a registered global security desires to give or take any action that a holder is entitled to give or take under the applicable warrant agreement, the depositary for the registered global security would authorize the participants holding the relevant beneficial interests to give or take that action, and the participants would authorize beneficial owners owning through them to give or take that action or would otherwise act upon the instructions of beneficial owners holding through them.

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Payments to holders with respect to warrants, represented by a registered global security registered in the name of a depositary or its nominee will be made to the depositary or its nominee, as the case may be, as the registered owner of the registered global security. None of Akari, its affiliates, the trustees, the warrant agents or any other agent of us, agent of the trustees or agent of the warrant agents will have any responsibility or liability for any aspect of the records relating to payments made on account of beneficial ownership interests in the registered global security or for maintaining, supervising or reviewing any records relating to those beneficial ownership interests.

We expect that the depositary for any of the securities represented by a registered global security, upon receipt of any payment of principal, premium, interest or other distribution of underlying securities or other property to holders on that registered global security, will immediately credit participants’ accounts in amounts proportionate to their respective beneficial interests in that registered global security as shown on the records of the depositary. We also expect that payments by participants to owners of beneficial interests in a registered global security held through participants will be governed by standing customer instructions and customary practices, as is now the case with the securities held for the accounts of customers in bearer form or registered in “street name,” and will be the responsibility of those participants.

If the depositary for any of these securities represented by a registered global security is at any time unwilling or unable to continue as depositary or ceases to be a clearing agency registered under the Exchange Act, and a successor depositary registered as a clearing agency under the Exchange Act is not appointed by us within 90 days, we will issue securities in definitive form in exchange for the registered global security that had been held by the depositary. Any securities issued in definitive form in exchange for a registered global security will be registered in the name or names that the depositary gives to the relevant trustee, warrant agent or other relevant agent of ours or theirs. It is expected that the depositary’s instructions will be based upon directions received by the depositary from participants with respect to ownership of beneficial interests in the registered global security that had been held by the depositary.

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Plan of Distribution

General

We may sell the securities from time to time pursuant to underwritten public offerings, “at-the-market” offerings, negotiated transactions, block trades or a combination of these methods. We may sell the securities to or through one or more underwriters or dealers (acting as principal or agent), through agents, or directly to one or more purchasers. We may distribute securities from time to time in one or more transactions:

●	at a fixed price or prices, which may be changed;

●	at market prices prevailing at the time of sale;

●	at prices related to such prevailing market prices; or

●	at negotiated prices.

A prospectus supplement or supplements (and any related free writing prospectus that we may authorize to be provided to you) will describe the terms of the offering of the securities, including, to the extent applicable:

●	the name or names of the underwriters, dealers or agents, if any;

●	the purchase price of the securities or other consideration therefor, and the proceeds, we will receive from the sale, if any;

●	any over-allotment or other options under which underwriters may purchase additional securities from us;

●	any agency fees or underwriting discounts and other items constituting agents’ or underwriters’ compensation;

●	any public offering price;

●	any discounts or concessions allowed or reallowed or paid to dealers; and

●	any securities exchange or market on which the securities may be listed.

Only underwriters named in the prospectus supplement will be underwriters of the securities offered by the prospectus supplement. Dealers and agents participating in the distribution of the securities may be deemed to be underwriters, and compensation received by them on resale of the securities may be deemed to be underwriting discounts. If such dealers or agents were deemed to be underwriters, they may be subject to statutory liabilities under the Securities Act.

If underwriters are used in the sale, they will acquire the securities for their own account and may resell the securities from time to time in one or more transactions at a fixed public offering price or at varying prices determined at the time of sale. The obligations of the underwriters to purchase the securities will be subject to the conditions set forth in the applicable underwriting agreement. We may offer the securities to the public through underwriting syndicates represented by managing underwriters or by underwriters without a syndicate. Subject to certain conditions, the underwriters will be obligated to purchase all of the securities offered by the prospectus supplement, other than securities covered by any over-allotment option. If a dealer is used in the sale of securities, we or an underwriter will sell the securities to the dealer, as principal. The dealer may then resell the securities to the public at varying prices to be determined by the dealer at the time of resale. To the extent required, we will set forth in the prospectus supplement the name of the dealer and the terms of the transaction. Any public offering price and any discounts or concessions allowed or reallowed or paid to dealers may change from time to time.

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We may use underwriters, dealers or agents with whom we have a material relationship. In the applicable prospectus supplement, we will name the underwriter, dealer or agent and describe the nature of any such relationship. We may sell securities directly or through agents we designate from time to time. We will name any agent involved in the offering and sale of securities, and we will describe any commissions payable to the agent in the prospectus supplement. Unless the prospectus supplement states otherwise, the agent will act on a best-efforts basis for the period of its appointment.

We may directly solicit offers to purchase the securities and we may make sales of securities directly to institutional investors or others. These persons may be deemed to be underwriters within the meaning of the Securities Act with respect to any resale of the securities. To the extent required, the prospectus supplement will describe the terms of any such sales, including the terms of any bidding or auction process, if used.

We may provide agents, underwriters and dealers with indemnification against civil liabilities, including liabilities under the Securities Act, or contribution with respect to payments that the agents, underwriters or dealers may make with respect to these liabilities. Agents, underwriters and dealers, or their affiliates, may engage in transactions with, or perform services for, us in the ordinary course of business. If required, the prospectus supplement will describe the terms and conditions of the indemnification or contribution.

All securities we may offer, other than ordinary shares, including ordinary shares represented by ADSs, will be new issues of securities with no established trading market. Any underwriters may make a market in these securities, but will not be obligated to do so and may discontinue any market making at any time without notice. We cannot guarantee the liquidity of the trading markets for any securities.

Under the securities laws of some states, the securities offered by this prospectus may be sold in those states only through registered or licensed brokers or dealers.

An underwriter may engage in over-allotment, stabilizing transactions, short covering transactions and penalty bids in accordance with securities laws. Over-allotment involves sales in excess of the offering size, which creates a short position. Stabilizing transactions permit bidders to purchase the underlying security so long as the stabilizing bids do not exceed a specified maximum. Short covering transactions involve purchases of the securities in the open market after the distribution is completed to cover short positions. Penalty bids permit the underwriters to reclaim a selling concession from a dealer when the securities originally sold by the dealer are purchased in a covering transaction to cover short positions. Those activities may cause the price of the securities to be higher than it would otherwise be. The underwriters may engage in these activities on any exchange or other market in which the securities may be traded. If commenced, the underwriters may discontinue these activities at any time. We will describe any such activities in the prospectus supplement relating to the transaction.

Under applicable rules and regulations under the Exchange Act, any person engaged in the distribution of the of securities registered under the registration statement, of which this prospectus forms a part, may not, subject to certain exceptions, simultaneously engage in market making activities with respect to the ordinary shares represented by ADSs for the applicable restricted period, as defined in Regulation M, prior to the commencement of the distribution.

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Legal Matters

Certain legal matters with respect to the validity of the securities offered under this prospectus will be passed upon for us by Greenberg Traurig, LLP.

Experts

The consolidated financial statements of Akari Therapeutics, Plc (the Company) as of December 31, 2024 and 2023 and for the years then ended incorporated by reference in this Prospectus have been so incorporated in reliance on the report of BDO USA, P.C., an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting. The report on the consolidated financial statements contains an explanatory paragraph regarding the Company’s ability to continue as a going concern.

The consolidated financial statements of Peak Bio, Inc. as of December 31, 2023 and 2022 and for the years then ended incorporated by reference in this prospectus have been so incorporated in reliance on the report of Marcum LLP, an independent registered public accounting firm, incorporated herein by reference, given on the authority of said firm as experts in auditing and accounting. The report on the consolidated financial statements contains an explanatory paragraph expressing substantial doubt about the ability of Peak Bio, Inc. to continue as a going concern.

Incorporation of Certain Documents By Reference

The SEC allows us to “incorporate by reference” information into this prospectus, which means that we can disclose important information to you by referring to those documents. We incorporate by reference the following documents filed with the Securities and Exchange Commission (“SEC”) and any future filings we will make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended, other than, in each case, documents or information deemed to have been furnished and not filed in accordance with SEC rules:

●	our Annual Report on Form 10-K for the fiscal year ended December 31, 2024 filed with the SEC on April 15, 2025;

●	our Quarterly Report on Form 10-Q for the fiscal quarter ended March 31, 2025, filed with the SEC on May 14, 2025;

●	our Current Reports on Form 8-K filed with the SEC on March 3, 2025, March 20, 2025 and July 1, 2025; and

●	the description of our ordinary shares contained in Exhibit 4.7 to our Annual Report on Form 10-K for the year ended December 31, 2024, filed with the SEC on April 15, 2025, and any amendment or report filed with the SEC for the purposes of updating the description.

We also incorporate by reference into this Registration Statement the following information filed with the SEC:

●	the audited consolidated financial statements of Peak Bio, Inc. (“Peak Bio”), our wholly-owned subsidiary, for the fiscal year ended December 31, 2023, contained on pages F-1 through F-35 filed as part of Peak Bio’s Annual Report on Form 10-K, filed with the SEC on August 6, 2024; and

●	Peak Bio’s unaudited financial statements for the fiscal quarter ended September 30, 2024 contained in Item 1 of Peak Bio’s Quarterly Report on Form 10-Q, filed with the SEC on November 12, 2024.

In addition, all documents subsequently filed by us pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act (not including any information furnished under Item 2.02, 7.01 or 9.01 of Form 8-K or any other information that is identified as “furnished” rather than filed, which information is not incorporated by reference herein), prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this registration statement and to be a part hereof from the date of filing of such documents.

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Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this registration statement to the extent that a statement contained herein, or in any other subsequently filed document that also is deemed to be incorporated by reference herein, modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this registration statement.

We will furnish without charge to you, on written or oral request, a copy of any or all of the documents incorporated by reference in this prospectus, including exhibits to these documents. You should direct any requests for documents to Akari Therapeutics, Plc, 22 Boston Wharf Road FL 7, Boston, MA 02210, Attention: Abizer Gaslightwala.

Enforcement of Foreign Judgments

We are incorporated under the laws of England and Wales. Several of our directors and officers reside outside the United States, and a portion of our assets and all or a substantial portion of the assets of such persons are located outside the United States. As a result, it may be difficult for you to serve legal process on us or certain of our directors and executive officers or have any of them appear in a U.S. court.

It may be difficult for U.S. investors to bring and/or effectively enforce suits against our company in England. Although English courts do recognize U.S. judgments unless there is an overriding jurisdictional or public policy reason not to do so, if a judgment is obtained in the U.S. courts based on the civil liability provisions of U.S. federal securities laws against us, difficulties may arise in enforcing the judgment against us in the English courts. The enforceability of any U.S. judgment in the United Kingdom will depend on the particular facts of the case as well as the laws and treaties in effect at the time. The United States and the United Kingdom do not currently have a treaty providing for reciprocal recognition and enforcement of judgments (other than arbitration awards) in civil and commercial matters. It may similarly be difficult for U.S. investors to bring an original action in the English courts to enforce liabilities based on U.S. federal securities laws.

WHERE YOU CAN FIND MORE INFORMATION

This prospectus is part of the registration statement on Form S-3 filed with the SEC under the Securities Act and does not contain all the information set forth in the registration statement. Whenever a reference is made in this prospectus to any of our contracts, agreements or other documents, the reference may not be complete and you should refer to the exhibits that are a part of the registration statement or the exhibits to the reports or other documents incorporated herein by reference for a copy of such contract, agreement or other document.

We are currently subject to the reporting requirements of the Securities Exchange Act of 1934, as amended, or the Exchange Act, and in accordance therewith file periodic reports, proxy statements and other information with the SEC. Our SEC filings are available to you on the SEC’s website at http://www.sec.gov and in the “Investor Relations” section of our website at www.akaritx.com. Our website and the information contained on that site, or connected to that site, are not incorporated into and are not a part of this prospectus.

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Akari Therapeutics, Plc

10,043,774 American Depositary Shares Representing 20,087,548,000 Ordinary Shares

PROSPECTUS SUPPLEMENT

Placement Agent

Ladenburg Thalmann

December 16, 2025